Exhibit 2.1

                                                                  EXECUTION COPY

------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                  by and among


                                    KPMG LLP

                                   as Seller,


                                DAS BUSINESS, LLC

                                    as Buyer

                                       and

                              FTI CONSULTING, INC.


                               as Parent of Buyer


                          dated as of October 22, 2003







------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

1. Definitions...............................................................2

   1.1   Defined Terms.......................................................2
   1.2   Other Definitional and Interpretive Matters.........................8

2. Purchase and Sale of the Assets...........................................9

   2.1   Purchase and Sale of Assets.........................................9
   2.2   Assets Not Purchased................................................9
   2.3   Purchase Price.....................................................10
   2.4   Assumed Liabilities................................................10
   2.5   No Offset..........................................................12
   2.6   Further Assurances; Further Conveyances and Assumptions; Third Party
         Consents...........................................................13

3. Representations and Warranties of Seller.................................14

   3.1   Organization and Qualification.....................................14
   3.2   Authorization; Binding Effect......................................15
   3.3   Non-Contravention; Consents........................................15
   3.4   Title to Purchased Assets; Sufficiency of Assets...................16
   3.5   Permits............................................................16
   3.6   Compliance With Laws; Litigation...................................16
   3.7   Business Employees; Employee Benefits..............................16
   3.8   Contracts..........................................................17
   3.9   Financial Statements; Absence of Changes...........................18
   3.10  Data Integrity.....................................................19
   3.11  Taxes..............................................................19
   3.12  Clients............................................................19
   3.13  Insurance..........................................................19
   3.14  Government Contracts...............................................19
   3.15  Business Activity Restriction......................................20
   3.16  Brokers............................................................20
   3.17  No Other Representations...........................................20

4. Representations and Warranties of Buyer and Parent.......................20

   4.1   Organization and Qualification.....................................20
   4.2   Authorization; Binding Effect......................................21
   4.3   Non-Contravention; Consents........................................21
   4.4   Status of Buyer....................................................22
   4.5   Brokers............................................................22
   4.6   Sufficiency of Funds...............................................22

5. Certain Covenants........................................................23

   5.1   Access to Information..............................................23

   5.2   Conduct of Business................................................24
   5.3   Taxes..............................................................24
   5.4   Business Employees.................................................26
   5.5   Regulatory Compliance..............................................27
   5.6   Permit Transfer....................................................27
   5.7   Advice of Changes..................................................28
   5.8   Non-Competition and Non-Solicitation by Seller.....................29
   5.9   Non-Solicitation by Buyer and Parent...............................30
   5.10  Confidentiality....................................................30
   5.11  No Additional Representation.......................................31
   5.12  Limited Use of KPMG Name...........................................32
   5.13  Transfer of Payments; Delivery of Mail.............................32
   5.14  Litigation Support.................................................32
   5.15  Enforcement of Non-Competition Agreements..........................33
   5.16  Collection Efforts.................................................33
   5.17  Financing..........................................................33
   5.18  Certain Payments...................................................33

6. Closing..................................................................34

   6.1   Closing............................................................34
   6.2   Deliveries by Seller...............................................34
   6.3   Deliveries by Buyer................................................34
   6.4   Contemporaneous Effectiveness......................................35

7. Conditions Precedent to Closing..........................................35

   7.1   General Conditions.................................................35
   7.2   Conditions Precedent to Buyer's and Parent's Obligations...........36
   7.3   Conditions Precedent to Seller's Obligations.......................37

8. Survival and Indemnity...................................................37

   8.1   Survival of Representations and Warranties.........................38
   8.2   General Agreement to Indemnify.....................................38
   8.3   General Procedures for Indemnification.............................40

9. Termination..............................................................42

   9.1   Termination........................................................42
   9.2   Effect of Termination..............................................42

10.      Miscellaneous......................................................43

   10.1  Notices............................................................43
   10.2  Expenses...........................................................44
   10.3  Entire Agreement...................................................44
   10.4  Jurisdiction, Service of Process...................................44
   10.5  Governing Law......................................................45
   10.6  Waiver.............................................................45

   10.7  No Oral Modification...............................................45
   10.8  Reasonable Commercial Efforts......................................45
   10.9  Assignments, Successors............................................46
   10.10 Severability.......................................................46
   10.11 Captions...........................................................46
   10.12 No Third Party Beneficiaries.......................................46
   10.13 Counterparts.......................................................47
   10.14 Public Announcement................................................47
   10.15 Waiver of Compliance with Bulk Transfer Laws.......................47

Schedules

Schedule 1.1(a)           Business Employees
Schedule 1.1(b)(i)        DAS Principals
Schedule 1.1(b)(ii)       DAS Professionals
Schedule 2.1(b)           Personal Property
Schedule 2.1(c)           Purchased Contracts
Schedule 3.3(b)           Seller Required Consents
Schedule 3.4              Sufficiency of Assets
Schedule 3.5              Permits
Schedule 3.6(a)           Seller Compliance with Law
Schedule 3.6(b)           Seller Litigation
Schedule 3.7(a)           Business Employee Information
Schedule 3.7(b)           Benefit Plans
Schedule 3.7(d)           Notice of Intent to Withdraw
Schedule 3.8(a)           Material Contracts
Schedule 3.8(b)           Unapplied Retainers
Schedule 3.9(a)           September 30, 2003 Financial Statements
Schedule 3.9(c)           Certain Changes Subsequent to September 30, 2003
Schedule 3.9(c)(viii)     Transactions with Business Employees
Schedule 3.9(c)(ix)       Changes in Employment Terms of Business Employees
Schedule 3.12             Material Clients
Schedule 3.14             Government Contracts
Schedule 3.15             Business Activity Restrictions
Schedule 4.3(b)           Buyer Required Consents
Schedule 5.2              Seller's Conduct of Business Until Closing Date


Exhibits

Exhibit A        Form of Client Consent
Exhibit B        Description of DAS Services
Exhibit C        Description of Permitted Services
Exhibit D        Form of Bill of Sale
Exhibit E        Form of Assumption Agreement
Exhibit F        Form of Transition Services Agreement
Exhibit G        Form of DAS Principal Certificate
Exhibit H        Form of Principal Employment Agreement

                            ASSET PURCHASE AGREEMENT

            This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 22, 2003, by and among KPMG LLP, a Delaware limited liability partnership ("Seller"), DAS BUSINESS, LLC, a Maryland limited liability company ("Buyer"), and FTI CONSULTING, INC., a Maryland corporation ("Parent").


                                    RECITALS

            A. WHEREAS, Seller, among other things, operates a business unit known as KPMG Forensic which provides Dispute Advisory Services ("DAS"), as described in the first paragraph of Exhibit B attached hereto, and Investigative and Integrity Advisory Services and other services (collectively, "IIAS"), as described on Exhibit C attached hereto;

            B. WHEREAS, Buyer wishes to acquire a material portion of Seller's DAS business but not Seller's IIAS business;

            C. WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, the Purchased Assets and Buyer is willing to assume the Assumed Liabilities, in each case as more fully described and upon the terms and subject to the conditions set forth herein;

            D. WHEREAS, Buyer is a wholly-owned subsidiary of Parent formed for the purpose of acquiring, operating and holding the Purchased Assets and assuming the Assumed Liabilities;

            E. WHEREAS, Seller on the one hand, and Buyer on the other hand desire to execute and deliver the Bill of Sale, the Assumption Agreement, the Transition Services Agreement and the other certificates, documents and instruments to be executed and delivered to effectuate the sale, transfer and assignment of the Purchased Assets and the assumption of the Assumed Liabilities, and the other transactions contemplated hereby (such agreements and all other agreements, certificates, documents and instruments entered into at or prior to the Closing pursuant to the provisions of this Agreement, or subsequent to the Closing, pursuant to Section 2.6, collectively, the "Collateral Agreements");

            F. WHEREAS, as an inducement to Buyer and Parent to enter into and perform this Agreement and the transactions contemplated hereby, without which inducement neither Buyer nor Parent would have entered into this Agreement, Seller has agreed, on the terms and subject to the conditions set forth in Section 5.8 herein, to refrain from engaging in a Competing Business, and Buyer and Parent have relied on such agreement; and

            G. WHEREAS, the parties have obtained all requisite corporate, limited liability company and partnership approvals, as the case may be, necessary to execute and deliver this Agreement.

            NOW, THEREFORE, in consideration of and in reliance upon the mutual premises, agreements, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    AGREEMENT

      1.    Definitions

            1.1   Defined Terms

            For the purposes of this Agreement, the following words and phrases have the following meanings whenever used in this Agreement (including the Schedules and Exhibits hereto):

            "Action" means any action, claim, suit, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Body or similar Person or body.

            "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

            "Agreement" has the meaning assigned in the preamble hereof.

            "Allocation" has the meaning assigned in Section 5.3(b).

            "Assumed Liabilities" has the meaning assigned in Section 2.4(a).

            "Assumption Agreement" has the meaning assigned in Section 6.2(c).

            "Benefit Plan" means each "employee benefit plan," as defined in
Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, defined benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan, program or arrangement, whether written or unwritten, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller in which any Business Employee participates.

            "Bill of Sale" has the meaning assigned in Section 6.2(a).

            "Business Day" means a day that is not a Saturday, a Sunday or a day on which money center commercial banks in the City of New York, Borough of Manhattan, are authorized or required by law, regulation or executive order to remain closed.

            "Business Employees" means only (i) the employees of Seller set forth on Schedule 1.1(a) and who continue to be employees of Seller immediately prior to the Closing, (ii) employees hired by Seller between the date of this Agreement and the Closing Date who continue to be employees of Seller immediately prior to the Closing Date and to whom Seller acknowledges that Buyer intends to make offers of employment and who, therefore, shall be designated by Buyer as Business Employees, (iii) the DAS Principals and (iv) the DAS Professionals.

            "Business Records" means all books, records, ledgers, files, Business Employee work product, and other similar information and documents of Seller (in any electronic, magnetic, paper or other form or medium) and all Tax Returns, in all cases, solely related to the Engagement Agreements or the other Purchased Assets or Assumed Liabilities (except litigation files related to Excluded Assets).

            "Buyer" has the meaning assigned in the preamble.

            "Buyer Indemnified Party" has the meaning assigned in Section
8.2(a).

            "Buyer Required Consents" has the meaning assigned in Section
4.3(b).

            "Closing" has the meaning assigned in Section 6.1.

            "Closing Date" has the meaning assigned in Section 6.1.

            "COBRA Coverage" means health continuation coverage as required by
Section 4980 of the Code of Part 6 of Title I of ERISA.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral Agreements" has the meaning assigned in Recital E.

            "Competing Business" has the meaning assigned in Section 5.8(b).

            "Computer Amount" has the meaning assigned in Section 5.18.

            "Confidentiality Agreement" has the meaning assigned in Section 5.10(a).

            "Confidential Information" has the meaning assigned in Section 5.10(b).

            "Contracts" means all contracts, engagement and retention letters, commitments, undertakings, arrangements, understandings and agreements of every nature, including all engagement agreements, court-approved retentions, leases and subleases, licenses and sublicenses, supply contracts, purchase orders and sales orders or portions thereof, to which Seller is a party currently in effect or entered into by Seller between the date hereof and the Closing Date and outstanding as of such date, other than Employment Agreements and Benefit Plans (it being understood that "Contracts" does not include any notes, mortgages, indentures, letters of credit, guarantees and other obligations and agreements for or relating to any lending or borrowing, any leases of real property, any insurance policies and any agreements creating any guarantees or keep-well agreements or other agreements to be liable for the obligations of another Person by Seller or any software, application or technology license agreement).

            "DAS" has the meaning assigned in Recital A.

            "DAS Principals" means the individuals identified on Schedule 1.1(b)(i).

            "DAS Professionals" means the individuals identified on Schedule 1.1(b)(ii).

            "DAS Services" has the meaning assigned in Section 5.8(b).

            "Employment Agreement" means a contract, offer letter or agreement of Seller with or addressed to any Business Employee pursuant to which Seller has any actual or contingent liability or obligation to provide compensation or benefits in consideration for past, present or future services, or pursuant to which any Business Employee undertakes confidentiality or non-competition obligations.

            "Encumbrance" means any mortgage, pledge, easement, hypothecation, adverse claim, assignment, charge, imperfection, encumbrance, lien (statutory or other), charge or other security interest or matter affecting title.

            "Engagement Agreement" means a Contract which remains executory and not fully performed on the Closing Date to which Seller is a party and which relates to the engagements of the DAS Principals or DAS Professionals who become Transferred Employees.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Assets" has the meaning assigned in Section 2.2.

            "Excluded Liabilities" has the meaning assigned in Section 2.4(b).

            "FMLA" has the meaning assigned in Section 3.7(a).

            "GAAP" means generally accepted accounting principles, as currently in effect in the United States applied on a basis consistent with the application of such principles in the preparation of the Financial Statements.

            "Governmental Body" means any nation or government, any state or other political subdivision thereof, any legislative, executive or judicial unit or instrumentality of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof or any entity (including a court or self-regulatory organization) exercising executive, legislative, judicial, Tax, regulatory or administrative functions of or pertaining to any public authority or government.

            "Grant Thornton" means Grant Thornton LLP.

            "HCA Engagement Agreements" shall mean the following executory Engagement Agreements currently in full force and effect: (1) that certain agreement dated May 22, 2002, between Seller, as Independent Review Organization, and HCA Inc. ("HCA"), (2) that certain agreement dated May 22, 2002 between Seller and Latham & Watkins regarding HCA litigation support, (3) that certain agreement dated March 3, 2003 between Seller, Ober, Kaler, Grimes & Shriver and Cedars Hospital and (4) that certain agreement dated March 15, 2003 between Kennedy, Covington, Lobdell & Hickman, L.L.P., Seller and Brunswick Community Hospital.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "IIAS" has the meaning assigned in Recital A.

            "Income Taxes" has the meaning assigned in Section 5.3(e).

            "Indemnified Party" means a Buyer Indemnified Party or a Seller Indemnified Party.

            "Indemnifying Party" has the meaning assigned in Section 8.3(a).

            "IRS" means the U.S.  Internal Revenue Service.

            "Knowledge" means, in connection with any representation and warranty contained in this Agreement that is expressly qualified by reference to the Knowledge of Seller or Buyer, with respect to Knowledge of Seller, the actual knowledge, after reasonable investigation, of any of the DAS Principals (but only with respect to matters, facts or circumstances related to the Purchased Assets, Assumed Liabilities or DAS Principals), Jack Taylor, Mark Zuffante, Charles C. Wyand, Jim Buckley, or (Timothy Flynn, or, with respect to Knowledge of Buyer, the actual knowledge, after reasonable investigation, of Dominic DiNapoli, Jack B. Dunn, IV, Stewart J. Kahn, Theodore I. Pincus, Dianne
R. Sagner or Philip R. Jacoby, Jr.

            "KPMG Name" has the meaning assigned in Section 2.2(a).

            "Law" or "Laws" shall mean any law, statute, ordinance, rule, regulation, writ, pronouncement, enactment, code, order, judgment, ruling, decree, determination, Tax ruling, injunction or decree of any Governmental Body.

            "Losses" has the meaning assigned in Section 8.2(a).

            "Material Adverse Effect" means a material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Purchased Assets, the Assumed Liabilities or the Buyer or Parent as the context requires, taken as a whole; provided, that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (i) conditions generally affecting any of the industries or markets in which the Seller or the Buyer or Parent, as the context requires, operates, (ii) any disruption arising out of or relating to actions contemplated by the parties in connection with, or which is attributable to, the transactions contemplated hereby, (iii) subject to the condition set forth in Section 7.2(f), the failure of which to occur shall automatically be deemed to constitute a Material Adverse Effect, the failure of any partner, principal or other employee of Seller to accept Buyer's offer of employment, (iv) irrespective of any consent or approval required as a condition to Closing (including any consent or approval required as a condition to Closing pursuant to Section 7.2(e)(i), the failure to obtain which consent or approval shall automatically be deemed to constitute a Material Adverse Effect) or of Seller's obligations pursuant to Section 2.6, the failure to obtain any third party consent or approval necessary or desirable in connection with the transfer and assignment to Buyer of any Engagement Agreement or (v) loss or potential loss of customers of Seller's DAS business, which are not registrants under the Exchange Act, for which Seller provides audit services.

            "Material Contracts" has the meaning assigned in Section 3.8.

            "Non-Compete Period" has the meaning assigned in Section 5.8(b).

            "Ongoing Engagements" has the meaning assigned in Section 3.12.

            "Outside Date" has the meaning assigned in Section 9.1(e).

            "Parent" has the meaning assigned in the preamble.

            "Permits" means all permits, licenses, certificates, approvals, qualifications, registrations, and similar authorizations issued to Seller by a Governmental Body related solely to the Purchased Assets, the Assumed Liabilities or the Transferred Employees, including any amendment, modification, limitation, condition or renewal thereof.

            "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings, (ii) any mechanics', carriers', workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business, (iii) any liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) mortgages, liens, security interests and Encumbrances which secure debt that is reflected as a liability on the Financial Statements and the existence of which is indicated in the notes thereto, and (v) Encumbrances or other imperfections of title which do not, individually or in the aggregate, significantly interfere with Buyer's ability to use any Purchased Asset in the ordinary course of business.

            "Person" means any individual, corporation, partnership, limited liability company, limited liability firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any Governmental Body.

            "Personal Property" means all machinery, equipment, furniture, furnishings and other tangible personal property owned or leased by Seller.

            "Prepaid Expenses" means all credits, prepaid expenses, deferred charges, advance payments, security deposits and other prepaid items of Seller.

            "Principal Employment Agreements" has the meaning assigned in
Section 7.2(f).

            "Purchase Price" has the meaning assigned in Section 2.3(a).

            "Purchased Assets" has the meaning assigned in Section 2.1.

            "Purchased Contracts" has the meaning assigned in Section 2.1(c)

            "Referenced Litigation" means any Action brought or threatened to be commenced against or otherwise involving Buyer or its Affiliates with respect to: (i) the hiring or retention by Seller or its Affiliates of any former partners (or their estates, representatives' trustees, or assignees) of Andersen Worldwide, S.C., Arthur Andersen, LLP or their Affiliates and alleging insufficient, or otherwise challenging the amount, timing or method of, payment of consideration to Arthur Andersen, LLP or its Affiliates in connection with the solicitation, hiring or treatment of any partners or employees thereof; or
(ii) travel-related billing practices of Seller or its Affiliates.

            "Retainer Amount" has the meaning assigned in Section 5.18.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" has the meaning assigned in Section 10.2.

            "Seller" has the meaning assigned in the preamble hereof.

            "Seller Indemnified Party" has the meaning assigned in Section
8.2(a).

            "Seller Required Consents" has the meaning assigned in Section
3.3(b).

            "September 30, 2003 Financial Statements" has the meaning assigned in Section 3.9(a).

            "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to or filed with a Tax authority of a Governmental Body relating to Taxes.

            "Taxes" mean all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment,, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value-added, transfer, gains, profits, license, net worth, asset, transaction, and other taxes, imposed upon any Person by any Law or Governmental Body, together with any interest and any penalties, or additions to tax, with respect to such taxes.

            "Third Party Claim" has the meaning assigned in Section 8.3(a).

            "Transfer Date" has the meaning assigned in Section 5.4(b).

            "Transferred Employees" has the meaning assigned in Section 5.4(a).

            "Transition Services Agreement" has the meaning assigned in Section 6.2(d).

            "Unapplied Retainers" has the meaning assigned in Section 2.1(a).

            "WARN Act" has the meaning assigned in Section 5.4(e).

            1.2   Other Definitional and Interpretive Matters

            Unless otherwise expressly provided, for purposes of this Agreement and the Collateral Agreements, the following rules of interpretation shall apply:

            (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

            (b) Gender and Number. Any reference to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            (c) Headings. The provision of a Table of Contents, the division into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and the Collateral Agreements. All references in this Agreement to any "Section" are to the corresponding Section of the agreement in which such reference occurs unless otherwise specified.

            (d) Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

            (e) Sale. Except where otherwise expressly stated, the word "sale" or any variation thereof means, with reference to a thing or item, the sale, transfer, delivery, assignment and conveyance of all right, title and interest in, to under and in respect of such thing or item.

            (f) Including. The word "including" or any variation thereof means "including without limitation" and shall not be construed to limit any general statement or description that it follows to the specific or similar items or matters immediately following it.

            (g) Schedules and Exhibits. The Schedules and Exhibits attached to each of this Agreement and the Collateral Agreements shall be construed with and as an integral part of this Agreement and the Collateral Agreements to the same extent as if the same had been set forth verbatim herein and therein. Disclosure in any of the schedules provided pursuant to Article 3 or Article 4 shall be deemed to be disclosure on every other schedule in which it may be relevant; provided that if the disclosure of any item in a schedule other than in the relevant schedule includes an express cross-reference to each other such schedule to which the disclosure is intended to relate.

      2.    Purchase and Sale of the Assets

            2.1   Purchase and Sale of Assets

            Upon the terms and subject to the conditions of this Agreement and in reliance on the accuracy and completeness of the representations and warranties contained herein and in the Collateral Agreements, at the Closing, Seller shall grant, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the right, title and interest of Seller in, to under and in respect of, the following assets, as the same shall exist on the Closing Date (collectively, the "Purchased Assets"):

            (a) The advance billings and the unapplied monetary portion heretofore paid to Seller in respect of retainers relating to the Engagement Agreements to be assigned and transferred to Buyer hereunder (the "Unapplied Retainers");

            (b)   the Personal Property listed on Schedule 2.1(b);

            (c) all rights and entitlements of Seller under the Contracts listed on Schedule 2.l(c), including the Engagement Agreements (the "Purchased Contracts");

            (d)   all Business Records;

            (e) all of Seller's rights, title and interests under or pursuant to all warranties, refunds, rebates, indemnities, representations and guarantees of or made by vendors or suppliers in connection with the Purchased Assets or the Assumed Liabilities;

            (f)   all Permits;

            (g) the going-concern value and other intangible assets of Seller related to the Purchased Assets, other than trademarks and trade names, including customer lists and related current and historical information; and

            (h) all laptop, personal digital assistant, or PDA, and other portable computers of Seller used primarily by the Transferred Employees.

            2.2   Assets Not Purchased

            Anything in this Agreement notwithstanding, Seller shall not grant, bargain, sell, transfer, assign, convey or deliver, and Buyer shall not acquire, accept assignment or transfer of or receive any interest in, any of the assets of Seller or its Affiliates other than the Purchased Assets (the "Excluded Assets"). The Excluded Assets include the following:

            (a) (i) the name KPMG, any name used by any firm in the KPMG global network or its predecessor(s), and any derivative of the foregoing including "Peat Marwick", (ii) any logo, device, trade mark, trade dress, trade name, service mark or any other words, symbol or style (whether registered or not) from time to time used in association with or relating to the name "KPMG" or any such predecessor name or derivative thereof including "Peat Marwick" and (iii) any goodwill symbolized by or associated with any of the foregoing ((i), (ii) and (iii) above, collectively, the "KPMG Name");

            (b) any accounts receivable or work-in-process of Seller, including any intercompany receivables and intercompany work in process;

            (c)   any Prepaid Expenses;

            (d) any real property, or any leases, subleases and licenses in respect of real property to which Seller or any of its Affiliates is a party;

            (e)   any Benefit Plans or interests in Benefit Plans;

            (f)   cash and cash equivalents;

            (g)   Tax refunds and Tax claims;

            (h)   any insurance policies and agreements;

            (i)   all rights accruing to Seller pursuant to this Agreement;

            (j) all assets of Seller, the use of which or the access to which may be provided to Buyer pursuant to the Transition Services Agreement, including any information technology infrastructure or equipment, facilities, furniture, fixtures and software licenses for software used on any computers used by the Business Employees;

            (k) all books and records of Seller not constituting Purchased Assets or Business Records; and

            (l)   all Personal Property other than as provided in Section 2.1.

            2.3   Purchase Price

            (a) Buyer shall pay to Seller, in cash, at the Closing, in consideration of the sale of the Purchased Assets and in addition to assuming the Assumed Liabilities, the sum of Eighty Nine Million One Hundred Twenty Five Thousand Dollars and No Cents ($89,125,000.00) (the "Purchase Price").

            (b) All payments pursuant to this Section 2.3 shall be made by wire transfer in immediately available funds to an account designated by Seller in written instructions to be delivered to Buyer at least two (2) Business Days prior to the payment date.

            2.4   Assumed Liabilities

            (a) In connection with the purchase and sale of the Purchased Assets pursuant to this Agreement, at the Closing, Buyer shall assume and agree to honor, pay and discharge when due the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                  (i) the liabilities and obligations of Seller under the Engagement Agreements or other Purchased Contracts assigned and transferred to Buyer hereunder, to the extent the performance thereof by Buyer is due from and after the Closing Date, including the obligation to perform services with respect to the unapplied monetary portion heretofore paid to Seller of all retainers in respect of such Engagement Agreements;

                  (ii) the liabilities and obligations of Seller under the Permits included in the Purchased Assets to be performed on or after, and in respect of periods following, the Closing Date; and

                  (iii) all other liabilities and obligations in respect of the Purchased Assets to the extent arising out of or related to facts or circumstances occurring after the Closing.

            (b) Notwithstanding anything to the contrary in this Agreement, the Assumed Liabilities shall not include any liabilities (collectively, the "Excluded Liabilities") not expressly assumed pursuant to Section 2.4(a), including:

                  (i) with respect to accounts payable, trade payables, notes payable or any other payables or similar obligations of Seller existing on or for periods prior to the Closing Date;

                  (ii) with respect to any indebtedness for borrowed money or otherwise of Seller;

                  (iii) with respect to any liability of Seller for the payment of Taxes with respect to periods ending on or prior to the Closing Date;

                  (iv) arising out of any Employment Agreement, or any contract, plan commitment, arrangement, understanding or agreement, other than obligations arising under the Purchased Contracts;

                  (v) arising from the breach or violation of any Contract or Permit or other obligation or legal duty (including any tort committed or alleged to have been committed by Seller) or any violation of any Law occurring or in existence on or prior to the Closing Date, or arising from any breach or violation of any Contract which results from the transactions contemplated by this Agreement;
                  (vi) any statutory obligations with respect to the continuation of benefits for Persons who cease to be Business Employees (other than Transferred Employees who subsequently cease to be employees of Buyer) and any obligations or liabilities of any kind under or in respect of the Benefit Plans;

                  (vii) any liabilities under the Employment Agreements, arising out of Seller's employee manuals or policies, or any severance or termination costs incurred by Seller in connection with any of its partners or employees under Benefit Plans, contracts, policies, unemployment or other applicable laws or otherwise;

                  (viii) arising from any environmental risk, contamination, condition, discharge or disposal occurring or in existence on or prior to the Closing Date, whenever and by whomever generated, whether or not in compliance with applicable laws;

                  (ix) any liability of Seller which any Person seeks to impose upon Buyer by virtue of any theory of successor liability (including liabilities relating to the Referenced Litigation), environmental matters, employee benefit plans, Taxes and labor and employment matters, or any indemnification obligations either arising prior to the Closing Date or relating to periods ending on or prior to the Closing Date;

                  (x) pertaining to the products and/or services of Seller sold or performed in full on or prior to the Closing Date in the nature of express or implied warranty, negligence, product liability, strict liability, personal injury, property damage, economic loss or replacement cost or third party liability, whether such obligations, liabilities or claims are in existence now or on the Closing Date or arise hereafter or thereafter, and whether or not any such obligations, liabilities or claims are presently known, foreseeable or discoverable by Seller or Buyer;

                  (xi) with respect to any legal, accounting, professional, advisory, broker's, finders', referral, appraisal or other fees, costs or expenses of Seller in connection with the transactions contemplated by this Agreement, or any other Taxes, expenses or liabilities which under the express terms of this Agreement are not to be borne by Buyer;

                  (xii) with respect to any Actions or other contingent liabilities of Seller, whether or not disclosed to Buyer, relating exclusively to periods and occurrences ended on or before the Closing Date;

                  (xiii) relating in any way to Seller's ownership, use, control or possession of any real property or personal property (except as expressly provided in the Transition Services Agreement);

                  (xiv) with respect to hazards to health or safety arising exclusively from the operation of the Purchased Assets on or prior to the Closing Date, including hazards of occupational injury or disease;

                  (xv) for the payment for any outstanding drafts or checks issued by Seller which are outstanding as of the Closing Date; or

                  (xvi) relating in any way to Seller's characterization for Tax purposes of its use of the Purchase Price for the return of capital contributions of any withdrawing DAS Principals or DAS Professionals.

            2.5   No Offset

            Buyer's obligations under Section 2.4 shall not be subject to offset or reduction for any reason, including by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any of the Collateral Agreements or any right or alleged right to indemnification hereunder.

            2.6 Further Assurances; Further Conveyances and Assumptions; Third Party Consents

            (a) Subject to the specific terms and conditions hereof, Seller and Buyer each agrees to use its reasonable commercial efforts to take all actions and to do all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by this Agreement and the Collateral Agreements and to satisfy all conditions precedent to Closing set forth in Article 7. Seller will, from time to time, subsequent to the Closing Date, at Buyer's request and assistance as necessary, execute and deliver such other instruments of conveyance, assignment and transfer, execute and deliver all such other documents and take all such other actions as Buyer may reasonably request to more effectively convey, assign, transfer to and vest in Buyer all right, title and interest in, to and under the Purchased Assets, including taking actions, filing motions and notices with a Governmental Body to effectuate the transfer or assignment of a Purchased Contract or the termination of a Purchased Contract for the purpose of enabling the hiring and retention of Buyer to perform the obligations and enjoy the benefits of the Purchased Contracts. Buyer and Seller will work together in good faith from the date of this Agreement to and following the Closing Date to (i) transfer to Buyer all electronic data and records and accounting and personnel information related to the Engagement Agreements and the Transferred Employees and similar information that is included within the Purchased Assets and (ii) migrate all electronic Business Records into a format compatible with software or technology owned or licensed by Buyer. Buyer will, from time to time, subsequent to the Closing Date, at Seller's request, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Seller may reasonably request in order to more effectively accomplish the assumption of, and discharge Seller from responsibility for, the Assumed Liabilities.

            (b) Nothing in this Agreement or the Collateral Agreements shall be construed as an attempt or agreement to assign any Purchased Asset, including any Purchased Contract, license, Permit, certificate, approval, authorization or other right, which by its terms or by Law is not capable of being sold, assigned, transferred, delivered, subleased or sublicensed without the consent, action, approval or waiver of a third party or a Governmental Body or which is cancelable by such Person in the event of any such sale, assignment, transfer, delivery, sublease or sublicense or the sale, assignment, transfer, delivery, sublease or sublicense of which would affect adversely the rights of any party hereto, unless and until such consent or waiver shall be given. Seller shall use its reasonable commercial efforts (including obtaining written consents in the form of Exhibit A), and Buyer shall reasonably cooperate with Seller, to obtain such consents, actions, approvals, authorizations, orders or waivers and to resolve the impediments to the sale, assignment, transfer, delivery, sublease or sublicense required by this Agreement or the Collateral Agreements; provided that Seller shall not be required to pay any consent fees or make any other monetary or materially burdensome concessions to any Person in order to obtain any consents, actions, approvals, authorizations, orders or waivers.

            In the event any such consents, actions, approvals, authorizations, orders to or for the assignment or transfer of any Purchased Contract are not obtained on or prior to the Closing Date (and, if any such consent, approval, authorization, order or waiver relates to an HCA Engagement Agreement and Buyer elects to proceed with the Closing irrespective of the provisions of Section 7.2(e)), then, without regard to the provisions of Section 9.1(e), for a period of one year after the Closing Date, Seller shall continue to use its reasonable commercial efforts to obtain all such consents, actions, approvals,
authorizations,   orders  and  waivers  and  Seller  shall  use  its  reasonable commercial efforts to obtain for Buyer any lawful and economically feasible arrangement requested by Buyer to provide and vest Buyer with the full right, title and interest of Seller in the benefits under any such Purchased Contract, including Buyer's right to perform all services to be performed by Seller thereunder, as Seller's duly authorized subcontractor or agent, and arranging for (and securing all necessary consents, actions, approvals, authorizations, orders or waivers for) the direct billing and collection by Buyer of all invoices with respect to work performed in connection with such Purchased Contracts; provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent, action, approval, authorization, order or waiver had been obtained; and provided, further that neither Seller nor Buyer shall be required to pay any consent fees or make any other monetary or materially burdensome concessions to any Person in order to obtain any such consents, actions, approvals, authorizations, orders or waivers.

            During such time as the parties are using commercially reasonable efforts to obtain consents, approvals, authorizations or orders to or for the assignment or transfer of any Purchased Contracts hereunder following the Closing (including, any Purchased Contract that required approval, authorization or an order of a Governmental Body for Seller to perform services or receive compensation under the Purchased Contract), if and to the extent that Buyer is unable to provide services under any such Purchased Contract (including, by virtue of the fact that a Governmental Body does not authorize Seller to cease performing services under the Purchased Contract or otherwise), Seller may, notwithstanding anything to the contrary herein, continue to perform such services, if it so elects, and receive its customary fees and expenses thereunder, or if Seller is unable to perform such services for any reason (and Buyer is not able for any reason to perform the work being performed by the Seller), Seller may terminate or withdraw from the Purchased Contract.

      3.    Representations and Warranties of Seller

            Seller hereby represents, warrants and covenants to Buyer and Parent as follows:

            3.1   Organization and Qualification

            Seller is a limited liability partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Seller has all requisite power and authority to carry on its DAS business in all material respects as currently conducted and to own, lease or license and operate the Purchased Assets owned, leased or licensed by it. Seller is duly qualified to do business and is in good standing as a foreign limited liability partnership in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of its DAS business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets.

            3.2   Authorization; Binding Effect

            (a) Seller has all requisite partnership power and authority to execute and deliver this Agreement and each Collateral Agreement to which it will be a party and to consummate the transactions contemplated hereby and thereby, and has duly authorized the execution, delivery and performance of this Agreement and each Collateral Agreement to which it will be a party by all requisite partnership action.

            (b) This Agreement and each Collateral Agreement to which it will be a party has been or, on or prior to the Closing will be duly executed and delivered by Seller, and, assuming due execution by Buyer, this Agreement is, and each Collateral Agreement to which Seller will be a party, when duly executed and delivered by Seller, will be, valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such agreements may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.

            3.3   Non-Contravention; Consents

            (a) The execution and delivery of this Agreement and the Collateral Agreements by Seller and, assuming that all Seller Required Consents listed in Schedule 3.3(b) have been obtained or made, the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a breach or violation of any provision of any organizational document of Seller; (ii) violate or result in a breach of or constitute an occurrence of a default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any Material Contract, or result in the creation of any Encumbrance upon any of the Purchased Assets; or (iii) violate any material Law of any Governmental Body having jurisdiction over Seller, the Purchased Assets or the Assumed Liabilities, except, in the case of clauses (ii) and (iii), as would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person (including any Governmental
Body) is required to be obtained by Seller in connection with the execution and delivery of this Agreement and any Collateral Agreement to which Seller will be a party or for the sale of the Purchased Assets and the consummation by Seller of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act, (ii) consents or approvals of Third Parties required to transfer or assign to Buyer the Purchased Assets (including in the case of a Purchased Contract where Seller is retained by order of a court, any approvals, authorizations or orders of such court necessary to allow the Buyer to perform the services under and enjoy the benefits of the Purchased Contract), or assign the benefits of or delegate performance with regard thereto, in each case as set forth in Schedule 3.3(b) (the "Seller Required Consents"), and (iii) consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to be obtained or made would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets or result in the failure to be satisfied of the condition set forth in Section 7.2(e)(i).

            3.4   Title to Purchased Assets; Sufficiency of Assets

            Seller has, and at the Closing will have, good and valid title to, or a valid and binding leasehold interest or license in, the Purchased Assets, free and clear of any Encumbrance except for Permitted Encumbrances. Except as provided in Schedule 3.4, the rights in the Purchased Assets to be conveyed hereby and by the Collateral Agreements (but excluding any Purchased Assets not conveyed in accordance with the terms hereof), together with the rights afforded to Buyer under the Transition Services Agreement are, taken as a whole, sufficient to operate the Purchased Assets immediately after the Closing in substantially the same manner as they are presently being operated by Seller.

            3.5   Permits

            Except as set forth on Schedule 3.5, there are no material Permits, and all Permits identified on Schedule 3.5 have been duly obtained by Seller and are currently in effect. Seller is in compliance in all material respects with all such Permits identified on Schedule 3.5 in connection with the operation and ownership of the Purchased Assets and the management of the Assumed Liabilities, and no proceeding is pending or, to Seller's Knowledge, threatened to revoke or limit any such Permit.

            3.6   Compliance With Laws; Litigation

            (a) Except as set forth on Schedule 3.6(a) and except as would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets and Assumed Liabilities, Seller is in compliance with all Laws and Permits of or from Governmental Bodies applicable to the Engagement Agreements, the Purchased Assets and the Assumed Liabilities.

            (b) Except as set forth on Schedule 3.6(b), no judgment, order, writ, injunction, arbitral decision or decree of any Governmental Body that is related to the Purchased Assets or the Assumed Liabilities is in effect nor is any Action with respect to any of the Purchased Contracts, Permits, or any other Purchased Assets, pending or, to Seller's Knowledge, threatened, in each case as would individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities.

            3.7   Business Employees; Employee Benefits

            (a) Schedule 3.7(a) contains a complete and accurate list, as of the date of this Agreement, of the following data with respect to each Business Employee (i) the position held, description of duties and aggregate annual base salary and incentive compensation and perquisites for Seller's last fiscal year, such Business Employee's eligible accrued and unused vacation and sick days as of September 30, 2003 and date of hire, (ii) whether such Business Employee is actively at work as of such date, and (iii) if such Business Employee is not actively at work as of such date, the nature of his or her absence (e.g., vacation, illness, short-term disability or leave of absence under the Family and Medical Leave Act (the "FMLA")) and his or her expected or required date of return to active service.

            (b) Schedule 3.7(b) contains a complete and accurate list of all Benefit Plans. With respect to each of the Benefit Plans identified on Schedule 3.7(b), Seller has made available to Buyer true and complete copies of all plan documents and benefit schedules, or if none exist, a complete and accurate summary of the material terms thereof.

            (c) No Business Employee is a member of any collective bargaining unit, and there is not presently pending or existing, and to Seller's Knowledge there is not threatened by any Business Employee, (i) any strike, or material slowdown, picketing, work stoppage or other material labor dispute, or (ii) any application for certification of a collective bargaining agent. Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health with respect to the Business Employees, except for such failures as would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities.

            (d) None of the DAS Principals or DAS Professionals (other than as set forth on Schedule 3.7(d)) has given written notice to Seller of their intention to resign or withdraw from Seller during the next 12 months.

            (e) To Seller's Knowledge, each of the DAS Principals and DAS Professionals who practice accounting or hold themselves out to be professional accountants are duly licensed and in good standing as certified public accountants with relevant Governmental Bodies. To Seller's Knowledge, no Transferred Employee has been subject to a complaint or found to have violated any applicable Law concerning workplace behavior.

            3.8   Contracts

            (a) Schedule 3.8(a) contains a complete and accurate list of certain enumerated Engagement Agreements, as well as all Purchased Contracts (a) with accrued revenues for the twelve-month period ended September 30, 2003 of $250,000 or more, (b) described in subsection (a) that are terminable or cancelable upon transfer or assignment other than retentions approved by a Governmental Body, or (c) that would restrict Buyer, following the Closing from competing with any other Person, to sell to or purchase from any Person or to hire any Person (the "Material Contracts"). Each Material Contract is valid and binding on Seller and, to Seller's Knowledge, on the other parties thereto in accordance with its terms, is in full force and effect and has not been altered, amended or modified between or among the parties thereto. As of the date hereof, Seller has not received any written notice and has no Knowledge that it is in default or breach of and is otherwise delinquent in performance in any material respects under any Material Contract, and, to Seller's Knowledge, each of the other parties thereto has performed in all material respects all obligations required to be performed by it and is not in default in any material respect thereunder. True and correct copies of all Material Contracts and any amendments thereto have been delivered or made available to Buyer.

            (b) Except as listed on Schedule 3.8(b), as of September 30, 2003, Seller has no obligation to perform services with respect to Engagement Agreements to be assigned or transferred to Buyer hereunder in respect of which there remains an unapplied retainer amount.

            3.9   Financial Statements; Absence of Changes

            (a) Schedule 3.9(a) contains a true and correct schedule of revenue and direct costs related to the engagements of the DAS Principals and the DAS Professionals, taken as a whole, for the 12 month period ended September 30, 2003 (the "September 30, 2003 Financial Statements"). The Business Records are complete and accurate in all material respects.

            (b) Except as set forth on Schedule 3.9(a) or such other exceptions as would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities, the September 30, 2003 Financial Statements present fairly the line items set forth on such schedule for the 12-month period then ended.

            (c) Since September 30, 2003, Seller has operated the Purchased Assets and managed the Assumed Liabilities in the ordinary course consistent with past practice, and except as set forth in Schedule 3.9(c) or as would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities:

                  (i) there has been no material destruction, damage or other loss to any material Purchased Assets;

                  (ii) there has been no sale, lease, or other disposition of any material Purchased Assets;

                  (iii) there has been no purchase, lease or other acquisition of any material properties or assets related to Seller's DAS business or other capital expenditures related to Seller's DAS business or with respect to the Purchased Assets or the Assumed Liabilities other than in the ordinary course of business;

                  (iv) Seller has not entered into any Material Contract other than in the ordinary course of business;

                  (v) no party (including Seller) has accelerated, terminated, made material modifications to, or cancelled any Material Contract;

                  (vi) Seller has not imposed any Encumbrance (other than Permitted Encumbrances) upon any Purchased Asset;

                  (vii) Seller has not made any loan, to, or entered into any other transaction with, any of the Business Employees other than in the ordinary course of business;

                  (viii) Except as set forth on Schedule 3.9(c)(viii), Seller has not granted any increase in the base compensation of any of the Business Employees other than in the ordinary course of business;

                  (ix) Except as set forth on Schedule 3.9(c)(ix), Seller has not made any other material change to the employment terms for any of the Business Employees; and

                  (x) Seller has not legally committed to any of the foregoing in the future.

            3.10  Data Integrity

            Seller has not knowingly altered the data included within the Purchased Assets in any way which would reasonably be expected to damage the integrity of any other data stored in electronic, optical or magnetic or other form and, to the Knowledge of Seller, there are no "worms," "viruses," malicious code or other disabling devices or mechanisms embedded, contained in, or otherwise affecting such data. The parties acknowledge that the actions of any party pursuant to Section 2.6(a) shall not constitute a breach of the representations and warranties set forth in this Section 3.10.

            3.11  Taxes

            No liens for material Taxes have been filed and no material claims for Taxes have been asserted in writing, with respect to the Purchased Assets or the Assumed Liabilities. Seller has paid all material Taxes required to be paid by it with respect to the Purchased Assets and the Assumed Liabilities that could give rise to liens against the Purchased Assets.

            3.12  Clients

            Schedule 3.12 sets forth the names and addresses (subject to applicable confidentiality restrictions) of the 15 largest clients of the DAS Principals and the DAS Professionals, on a combined basis, by accrued revenues for the twelve-month period ended September 30, 2003 (the "Material Clients") and the amount of accrued revenues for each such Material Client in such twelve-month period. Other than as related to independence issues where DAS clients are also clients of the audit business of Seller, Seller has not received any written notice that any Material Client (i) has ceased, or will cease, to use Seller's DAS services or (ii) has substantially reduced or will substantially reduce the use of Seller's DAS services (in either case, other than as a result of the lapse of the term of the respective engagement letter in accordance with its terms). Seller has not received written notice from any client of its intention to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement or the Collateral Agreements.

            3.13  Insurance

            All insurance policies that cover Seller's DAS business are in full force and effect, all premiums with respect thereto have been paid to the extent due, no notice of cancellation or termination has been received with respect to any such policy and no claim or claims related to Seller's DAS business are currently pending under any such policies involving an aggregate amount in excess of $250,000.

            3.14  Government Contracts

            Except as set forth on Schedule 3.14, Seller is not a party as of the date hereof to any Purchased Contract with a Governmental Body in the United States under which the Seller is now providing or will provide services to such Governmental Body. Seller has never been suspended or debarred from bidding on contracts or subcontracts to provide DAS services to any Governmental Body in the United States, nor, to the Seller's Knowledge, has any suspension or debarment action been contemplated, threatened or commenced, in each case relating to Seller's providing DAS services to any Governmental Body in the United States.

            3.15  Business Activity Restriction

            Except as set forth on Schedule 3.15: (a) there is no non-competition or other similar agreement or commitment to which Seller is a party or subject to that would have a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities; (b) Seller has not entered into any agreement under which the Seller is restricted from providing DAS Services to clients or potential clients, in the United States, during any period of time; and (c) no Affiliate of Seller is a party to any agreement, which, by virtue of such Person's relationship with Seller, restricts Seller from, directly or indirectly, providing DAS Services in the United States.

            3.16  Brokers

            No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates.

            3.17  No Other Representations

            EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE COLLATERAL AGREEMENTS, THE PURCHASED ASSETS ARE SOLD AND THE ASSUMED LIABILITIES ARE TRANSFERRED HEREBY ON AN "AS IS, WHERE IS" BASIS, AND SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND HEREBY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WHETHER BY SELLER, ITS AFFILIATES OR ANY OF ITS OR THEIR OFFICERS, DIRECTORS, PARTNERS, PRINCIPALS, EMPLOYEES, AGENTS, MEMBERS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE PURCHASED ASSETS, AND ASSUMED LIABILITIES OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      4.    Representations and Warranties of Buyer and Parent

            Buyer and Parent hereby jointly and severally represent, warrant and covenant to Seller as follows:

            4.1   Organization and Qualification

            Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland, and Buyer has all requisite power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Buyer is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where the ownership or operation of its properties or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing that would not individually or in the aggregate have a Material Adverse Effect. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and Parent has all requisite power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Parent is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing that would not individually or in the aggregate have a Material Adverse Effect.

            4.2   Authorization; Binding Effect

            (a) Each of Buyer and Parent has all requisite power and authority to execute and deliver this Agreement and each Collateral Agreement to which it will be a party and to consummate the transactions contemplated hereby and thereby, and has duly authorized the execution, delivery and performance of this Agreement and each Collateral Agreement to which it will be a party by all requisite action.

            (b) This Agreement and each Collateral Agreement to which it will be a party has been or, on or prior to the Closing will be, duly executed and delivered by Buyer and, assuming due execution by Seller, this Agreement is, and each Collateral Agreement to which Buyer will be a party, when duly executed and delivered by Buyer, will be, valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such agreements may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.. This Agreement has been duly executed and delivered by Parent and, assuming due execution by Seller, this Agreement is a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such agreement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.

            4.3   Non-Contravention; Consents

            (a) The execution, delivery and performance of this Agreement by Buyer and Parent and, assuming that all Buyer Required Consents listed in
Schedule 4.3(b) have been obtained or made, the consummation by Buyer of the transactions contemplated hereby, and the execution, delivery and performance of the Collateral Agreements by Buyer and the consummation by Buyer of the transactions contemplated thereby, do not and will not: (i) conflict with or result in a breach or violation of any provision of the Certificate of Formation or Operating Agreement of Buyer or the Certificate of Incorporation or By-Laws of Parent, as applicable; (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, contract, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Buyer or Parent, as applicable, is a party or by which it or its assets or properties are bound, or result in the creation of any Encumbrance upon any of its assets or properties, which violation, breach, default or Encumbrance would individually or in the aggregate be material, or (iii) violate any material Law of any Governmental Body having jurisdiction over Buyer or Parent or any of their respective properties, which violation would individually or in the aggregate be material to Buyer or materially impair, delay or prevent the consummation of the transactions contemplated hereby.

            (b) Except as set forth on Schedule 4.3(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person (including any Governmental Body) is required to be obtained by Buyer or Parent in connection with the execution and delivery of this Agreement and the Collateral Agreements to which Buyer will be a party or the consummation by Buyer and Parent of the transactions contemplated hereby or thereby that has not been obtained, other than any filings required to be made under the HSR Act (such scheduled consents, approvals, orders, authorizations, registrations, declarations and filings being referred to herein collectively as the "Buyer Required Consents"), and other than such consents the failure to obtain which would not materially impair, delay or prevent the consummation of the transactions contemplated hereby.

            4.4   Status of Buyer

            Buyer is a wholly-owned subsidiary of Parent formed for the purpose of acquiring, operating and holding the Purchased Assets and assuming the Assumed Liabilities. Parent is Buyer's sole member and equity holder. Buyer is not currently engaged in or operating any material business or business activities and shall not, prior to the Closing Date, engage in or operate any material business or business activities. Buyer has and, prior to the Closing Date, shall have, no material obligations under any contracts, leases or other agreements and no indebtedness for borrowed money, other than with respect to the transactions contemplated herein.

            4.5   Brokers

            No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer, Parent or any of their Affiliates.

            4.6   Sufficiency of Funds

            The funds available to Buyer, taken together with Buyer's available borrowing capacity, cash on hand and the proceeds of any theretofore committed financing will at Closing be sufficient to enable Buyer to pay in full the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement.

      5.    Certain Covenants

            5.1   Access to Information

            (a) Seller will (i) provide Buyer and its officers, employees, accountants, counsel and other representatives reasonable access, including for inspection and copying, during normal business hours throughout the period prior to the Closing, to its properties, personnel, contracts, commitments and reports of examination reasonably requested by Buyer, (ii) furnish or shall cause to be furnished any and all financial, technical and operating data and other information pertaining to it as Buyer may reasonably request, and (iii) provide or cause to be provided such copies or extracts of documents and records related to its business as Buyer may reasonably request. Notwithstanding the foregoing, Seller shall not be required by this Section 5.1(a) to disclose or provide information that is not related to the Purchased Assets and Assumed Liabilities and, to the extent any documents or information requested by Buyer pursuant to this Section 5.1(a) contain any such unrelated information, Seller shall have the right to redact such unrelated information (but only such unrelated information) from the documents and other information provided to Buyer pursuant to this Section 5.1(a).

            (b) In order to facilitate the transfer and assignment to Buyer of each of the Engagement Agreements, Seller will provide Buyer, Parent and their respective officers and other representatives introductions to and contact information for all appropriate representatives of Seller's clients under the Engagement Agreements. Buyer, Parent and their respective officers and other representatives will be permitted to meet with such client representatives subsequent to the date hereof, under Seller's reasonable direction and subject to Seller's reasonable supervision, in order to facilitate such transfer and assignment to Buyer and to establish a business relationship between Parent, Buyer and such clients following the Closing.

            (c) For a period of five years after the Closing Date, upon reasonable prior written notice, Buyer and Seller shall furnish or cause to be furnished to each other and their employees, agents, auditors and representatives access, during normal business hours, to such information, books and records related to the Purchased Assets and Assumed Liabilities as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of Tax Returns, reports or forms for the defense of any Tax claims, assessments, audits or disputes, or the prosecution or defense of any Action, provided that with respect to any Tax Returns or other records relating to Tax matters or any other Action, either party shall have reasonable access to such information until the applicable statute of limitations shall have expired. Except as otherwise agreed in writing, each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.1(c). Each party shall have the right to copy any of such records at its own expense. Neither party shall be required by this Section 5.1(b) to (a) take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations or (b) disclose or provide information that is not related to the Purchased Assets and Assumed Liabilities and, to the extent any documents or information requested by the other party pursuant to this Section 5.1(c) contain any such unrelated information, it shall have the right to redact such unrelated information (but only such unrelated information) from the documents and other information provided to the other party pursuant to this Section 5.1(c).

            (d) Each of Buyer and Seller agrees to preserve all Business Records in its possession for at least five (5) years after the Closing Date; provided that each party will preserve all such records relating to Tax matters until expiration of the applicable statute of limitations. After such five-year period or expiration of the applicable statute of limitations and at least thirty (30) days prior to the planned destruction of any Business Records or Tax-related records, but in any event no longer than the later of seven (7) years after the Closing Date or the expiration of the applicable statue of limitations, the party planning to destroy such Business Records or Tax-related records shall notify in writing and shall make available to the other, upon its reasonable request, such Business Records or Tax-related records.

            5.2   Conduct of Business

            From and after the date of this Agreement and until the Closing Date, except as set forth on Schedule 5.2 or as otherwise contemplated by this Agreement or the Schedules and Exhibits hereto or as Buyer shall otherwise consent to in writing, in each case to the extent related to the Purchased Assets and Assumed Liabilities, Seller:

            (a) will perform the Engagement Agreements and other Purchased Contracts and operate the Purchased Assets and manage the Assumed Liabilities in all material respects in the ordinary course consistent with past practice;

            (b) will maintain its books and records and carry out its internal time entry recordation and data processing, production of pre-bills, invoicing, billing and collection activities, policies and procedures in the ordinary course consistent with past practice;

            (c) will not, other than in the ordinary course of business consistent with past practice in arm's-length Third Party transactions or as may be required by Law or a Governmental Body, permit any material Purchased Assets to be sold, licensed, leased or subjected to any Encumbrance (other than a Permitted Encumbrance);

            (d) will not materially modify any Material Contract, and will continue the performance in the ordinary course consistent with past practice of its material obligations under any Material Contracts and other obligations to be included as part of the Purchased Assets;

            (e) will comply in all material respects with all Laws applicable to the operation of the Purchased Assets and the management of the Assumed Liabilities; and

            (f) will keep its business and properties substantially intact, including its present operations, working conditions and relationships with clients, prospective clients and Business Employees.

            5.3   Taxes

            (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all applicable Tax withholding, payment and reporting duties with respect to any wages and other compensation and benefits paid or provided by Seller to any Business Employee for a taxable period or portion thereof ending on or prior to the Closing Date, and (ii) Buyer will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation and benefits paid or provided by Buyer or any of its Affiliates to any Transferred Employee after the Closing Date.

            (b) Buyer and Seller shall use reasonable commercial efforts to agree upon an allocation of the purchase price (including the amount of Assumed Liabilities that are liabilities for federal income tax purposes) among the Purchased Assets (the "Allocation"), consistent with Section 1060 of the Code and the Treasury Regulations thereunder, within a reasonable amount of time following the Closing Date. Buyer shall provide a proposed Allocation to Seller within 120 days following the Closing Date. Seller shall propose any changes to the Allocation within 30 days thereafter, together with a reasonably detailed explanation of the reasons therefor. Buyer and Seller will negotiate in good faith to resolve any disputed items, and if Buyer and Seller are unable to agree on the Allocation within 30 days following delivery of Seller's proposed changes, then the dispute will be arbitrated by an independent third party, whose determination shall be conclusive and binding on the parties for all purposes. The Allocation shall be adjusted to the extent necessary to reflect any adjustments to the Purchase Price (including any adjustments pursuant to Section 8.2 of this Agreement).

            (c) Each of Seller and Buyer shall timely file IRS Form 8594 and all other federal, state, local and foreign Tax Returns in accordance with the Allocation, as adjusted pursuant to Section 5.3(b). Neither Seller nor Buyer nor any of their respective Affiliates or representatives shall take any position on any Tax Return that is inconsistent with the Allocation. Buyer and Seller each agree to promptly provide the other party with any information necessary to complete Form 8594.

            (d    Buyer and Seller shall cooperate fully with respect to all Tax matters and shall keep each other promptly apprised of any Tax audit or other controversy that may affect the other or could reasonably be expected to result in an indemnification obligation hereunder.

            (e) Buyer shall pay all sales, transfer, value added (to the extent not creditable) or similar Taxes and all recording and filing fees and other similar costs that may be imposed, assessed or payable by reason of the sales, transfers, leases, rentals, licenses, assignments and assumption of liabilities, if any, required for performance under this Agreement and the Collateral Agreements. Buyer and Seller shall cooperate in timely making and filing all filings, Tax Returns, reports and forms as may be required with respect to any Taxes described in the preceding sentence. Buyer and Seller shall use reasonable commercial efforts to avail themselves of any available exemptions or other opportunities to reduce or eliminate any such Taxes or fees. Notwithstanding any other provision hereof, Seller shall be responsible for income and capital gains Taxes or franchise or other Taxes based on overall gross or net income of Seller from the sale of the Purchased Assets ("Income Taxes").

            (f) Liability of Seller for real, personal and intangible property Taxes for the taxable period including the Closing Date shall be equal to the amount of such property Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in such taxable period that precede the Closing Date and the denominator of which is the number of days in the entire taxable period. Liability for the remainder of such Taxes shall be borne by Buyer. The party paying such liability to the taxing authority shall provide proof of such payment and a schedule setting out in reasonable detail the amount of the other party's liability. Such other party shall promptly pay the other the amount of such liability following notice and demand therefor.

            (g) Seller shall deliver to Buyer at Closing a certification of non-foreign status as described in Section 1.1445-2(b)(2) of the Treasury Regulations.

            5.4   Business Employees

            (a) Seller shall provide Buyer with an update to Schedule 3.7(a) on the second Business Day next preceding the Closing Date. All offers of employment made by Buyer to any Business Employee (other than DAS Principals and DAS Professionals who are Business Employees) shall provide for compensation, health, welfare and retirement benefits and severance benefits to the Business Employee, that are, on an aggregate basis, substantially equivalent to those enjoyed by similarly situated employees of Buyer and its Affiliates as of the date of this Agreement. The terms of all offers of employment to DAS Principals and DAS Professionals who are Business Employees shall be reflected in the Principal Employment Agreements. All Business Employees who accept offers of employment with Buyer are referred to herein as "Transferred Employees."

            (b) Neither Buyer nor any of its Affiliates shall adopt, become a sponsoring employer of, or have any obligations under or with respect to the Benefit Plans, and Seller shall be responsible for any and all liabilities which have arisen or may arise under or in connection with any Benefit Plan. Seller shall be responsible for any and all liabilities relating to or arising out of the employment of any Transferred Employee by Seller before the date he or she actually becomes a Transferred Employee (the "Transfer Date").

            (c) Seller agrees to release all Transferred Employees from any covenants (pursuant to any Benefit Plan, Employment Agreement, or otherwise) that would reasonably be expected to, at any time after the Closing Date, limit the ability of such Transferred Employee to compete with Seller or to solicit clients of Seller, or any other covenants (pursuant to any Benefit Plan or otherwise) that would in any way restrict the business activities of a Transferred Employee on behalf of the Buyer with respect to any business in which Buyer is engaged as of the Closing Date.

            (d) Nothing contained in this Agreement shall restrict the ability of Buyer and its Affiliates to terminate the employment of any Transferred Employee for any reason at any time after the effective date of his or her employment with Buyer and its Affiliates. Moreover, provided Buyer otherwise is in compliance with the terms hereof, nothing contained in this Agreement shall require Buyer and its Affiliates to maintain any specific Benefit Plan or other compensation or employee benefit plan, program, policy or practice following the Closing Date.

            (e) Seller shall be responsible for providing any notices required by the Worker Adjustment and Retraining Notification Act ("WARN Act") or any similar state, local or foreign law for any event that occurs before the Closing Date with respect to a Business Employee (including a Transferred Employee), and Buyer shall be responsible for providing any such notices for any event that occurs on or after the Closing Date with respect to Business Employees. Seller shall indemnify and hold harmless Buyer for any liability arising from

Seller's failure to comply with the preceding sentence, and Buyer shall indemnify and hold harmless Seller for any liability arising from Buyer's failure to comply with the preceding sentence.

            5.5   Regulatory Compliance

            (a) Prior to the date of this Agreement, Buyer and Seller prepared and made their initial respective filings with the Federal Trade Commission and the United States Department of Justice that are required to make the initial filing under the HSR Act in respect of the transactions contemplated hereby, and with any other Governmental Body the consent or approval of which is necessary for the transactions contemplated hereby to be consummated. Seller and Buyer will cooperate in responding promptly to any request for further information from a Governmental Body, and will in good faith promptly furnish all materials reasonably required in connection with such filings and any such requests. Buyer, with Seller's reasonable cooperation, will in good faith use reasonable commercial efforts to demonstrate that the transactions contemplated hereby should not be opposed by the Federal Trade Commission, the United States Department of Justice or such other Governmental Body, and shall use its reasonable commercial efforts to eliminate as promptly as practicable any objection that the Federal Trade Commission, United States Department of Justice or any such other Governmental Body may have to the transactions contemplated hereby. Seller and Buyer (a) will jointly approve the content and manner of presentation of all information to be provided to such Governmental Bodies in connection with such filings regarding markets and the relevant industry and (b) will consult with each other from time to time regarding the status of such filings and all strategies and action taken in connection therewith. Each party shall bear its own expenses in connection with the filings and other actions described in this Section 5.5(a).

            (b) Seller will provide all reasonable cooperation to Buyer, and will in good faith promptly furnish all materials reasonably required by Seller, in connection with any disclosure or filing, and any amendments thereto or modifications thereof, as Seller is required to make with the SEC pursuant to the Exchange Act and the rules and regulations thereunder, or with the New York Stock Exchange, pursuant to the rules and regulations thereof, in connection with this Agreement and the transactions contemplated thereby. Buyer shall provide Seller with copies of all such filings and disclosures prior to the making thereof and, at Seller's request, shall consult with Seller regarding the content and status of such filings and disclosure and all action taken in connection therewith.

            5.6   Permit Transfer

            (a) Except for those Permits that are not transferable by Law or are immaterial to the Engagement Agreements, Seller shall use its reasonable efforts to transfer the Permits of Seller to Buyer upon the Closing Date in form and substance the same as the Permits which were held by Seller. Seller shall give and make all required notices and reports to the appropriate Governmental Bodies in connection therewith.

            (b) Seller shall assist and cooperate with Buyer for six months following the Closing in obtaining the issuance in the name of Buyer of any Permit that is not transferable, and Seller, at Buyer's expense, shall take all actions reasonably requested by Buyer to facilitate that issuance, including the preparation of any permit applications or necessary documents, whether for signature by Seller or by Buyer.

            5.7   Advice of Changes

            (a) Seller will promptly advise Buyer in writing of (i) any event known to Seller which has rendered or reasonably could be expected to render any representation or warranty of Seller contained in this Agreement or any Collateral Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate in any material respect, (ii) any change, condition or event that has or could reasonably be expected to have a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities or (iii) any failure of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by Seller hereunder.

            (b) Buyer will promptly notify Seller in writing of (i) any event known to Buyer which has rendered or reasonably could be expected to render any representation or warranty of Buyer or Parent contained in this Agreement or any Collateral Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate in any material respect, (ii) any change, condition or event that has or could reasonably be expected to have a Material Adverse Effect with respect to Buyer or the Parent or (iii) any failure of Buyer or the Parent to comply with or satisfy in any material respects any covenant, condition or agreement to be complied with or satisfied by Buyer hereunder.

            (c) The parties acknowledge and agree that if the Buyer or the Seller has received notice in accordance with Section 5.7(a) or (b) above or otherwise has Knowledge of any of the foregoing or any other breach of any representation, warranty or covenant contained in this Agreement or the Collateral Agreements, and irrespective of the provisions of Section 7.2 and 7.3, as applicable, such party proceeds with the Closing, such party shall be deemed to have waived such condition, event, breach or failure and such party and its related Indemnified Parties shall not be entitled to be indemnified pursuant to Section 8.2 hereof, to sue for damages or to assert any other right or remedy relating to such condition, event, breach or failure, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

            (d) Seller, on the one hand, and Buyer, on the other hand, will promptly give notice to the other upon becoming aware that any Action is pending or threatened by or before any Governmental Authority, in each case with respect to the transactions contemplated by this Agreement or any Collateral Agreement. Seller, on the one hand, and Buyer, on the other hand, (i) will cooperate in connection with the prosecution, investigation or defense of any such Action,
(ii) will supply promptly all information reasonably and legally requested by the other, by any such Governmental Authority or by any party to any such Action and (iii) will use reasonable commercial efforts to cause any such Action to be determined as promptly as practicable and in a manner which does not impact adversely on, and is consistent with, the transactions contemplated by this Agreement and the Collateral Agreements.

            5.8   Non-Competition and Non-Solicitation by Seller

            (a) Seller hereby acknowledge and agree that Seller's covenants and agreements pursuant to this Section 5.8 are a material inducement to Buyer and Parent to enter into this Agreement and perform the transactions contemplated hereby and an essential part of the parties' bargain, in the absence of which neither Buyer nor Parent would have elected to enter into this Agreement, and that a breach by Seller of any of its agreements under this
Section 5.8 could adversely affect the value of the transaction. Seller hereby further acknowledges and agrees that Seller's covenants and agreements pursuant to this Section 5.8 are reasonable and necessary to ensure that Buyer receives the expected benefits of the transaction and the Purchased Assets and that violation of any of this Section 5.8 will cause Buyer irreparable harm for which monetary damages alone would be an inadequate remedy. Accordingly, in the event of any violation by the Seller of any provision is Section 5.8, Buyer shall be entitled to seek an injunction or other equitable relief (in addition to any other remedies it may have) enjoining Seller and, as applicable, its Affiliates, officers, directors, partners or employees, from committing or continuing such violation, and Seller shall not be required to post any bond or other security in connection with any such Action.

            (b) Seller agrees that, for a period of four (4) years following the Closing Date (the "Non-Compete Period"), it will not, directly or indirectly:

                  (i) engage in any business that offers or provides services (the "DAS Services") described in Exhibit B hereto that the Seller has engaged in during the 12-month period preceding the date hereof in the United States (any such business, a "Competing Business"); provided, that the term "DAS Services" does not include any services of the type described in Exhibit C hereto and the term "Competing Business" does not include any business that offers or provides the services of the type described in Exhibit C;

                  (ii) have any ownership interest in any Person that engages in a Competing Business; provided that Seller may own, directly or indirectly, less than five percent (5%) of the total equity and voting power of all classes of equity securities of any Person engaged in a Competing Business that is subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act at the time of such acquisition of equity;

                  (iii) market any consulting services that it may offer using the terms "DAS" or "DAS Services." For the avoidance of doubt, Buyer shall be entitled to market any consulting services that it may offer in the United States using the terms "DAS" or "DAS Services" from and after the Closing Date; and

                  (iv) assist any other Person in taking any of the actions specified in clauses (i), (ii) or (iii).

            (c) Seller agrees that for a period of five years from the Closing Date, it shall not hire as a partner, director, principal or employee or engage as an agent or independent contractor (i) any DAS Principal or DAS Professional that becomes a Transferred Employee or

(ii) any other officer, director, partner, manager, associate, member or other employee of Buyer or Parent that is engaged in the performance of dispute advisory, litigation support, forensic accounting or investigative services on behalf of Buyer, Parent or their Affiliates; provided that nothing herein shall prevent Seller from hiring an individual of the type described in clause (ii) above if at any relevant measurement date during the aforementioned five-year period, such individual ceased to be and was not an officer, director, partner, manager, associate, member or employee of Buyer or Parent for the preceding, consecutive six-month period.

            (d) Following the Closing Date, Seller shall not directly or indirectly use or refer to the credentials of, or citations with respect to, DAS or Seller's DAS business, in the conduct or operation of its business, except with the prior written consent of Buyer, which may be withheld in Buyer's sole discretion.

            (e) The parties agree that the covenants of Seller included in this Section 5.8, taken as a whole, reasonable in their geographic scope and their duration and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any separate covenant, then the unenforceable covenant shall be modified in order to make it acceptable to the court and enforced accordingly, or, if necessary, deemed eliminated to the extent necessary to permit the remaining separate covenants to be enforced.

            5.9   Non-Solicitation by Buyer and Parent

            Each of Buyer and Parent agrees that, from and after the Closing Date until the date that is five years after the Closing Date, it shall not solicit for hire or hire as a partner, director, principal or employee or engage as an agent or independent contractor any officer, director, partner, manager, associate, member or other employee employed by Seller in its IIAS business; provided that nothing herein shall prevent Buyer or Parent from hiring any such individual if at any relevant measurement date during the aforementioned period, such individual ceased to be and was not an officer, director, partner, manager, associate, member or employee of Seller for the preceding, consecutive six-month period.

            5.10  Confidentiality

            (a) The parties acknowledge the execution by Seller and Parent of the Agreement Regarding Mutual Disclosure of Information, dated as of July 1, 2003, as amended, by and between Seller and Parent, with respect to the maintenance of the confidentiality of certain information described therein (the "Confidentiality Agreement"). The parties acknowledge and agree that such Confidentiality Agreement remains in full force and effect; provided that, in the event of any conflict or inconsistency between the provisions of the Confidentiality Agreement and the provisions of this Agreement, the applicable provisions of this Agreement shall govern.

            (b) For a period of four years after the Closing Date, Seller will not, and will use reasonable commercial efforts to cause its Affiliates, officers, directors, employees (including Persons other than Transferred Employees who cease to be officers, directors or employees subsequent to the Closing Date) not to use for its or their own benefit or divulge or convey to any other Person, any Confidential Information (as hereinafter defined) related to the Purchased Assets or the Assumed Liabilities. For purposes of this Agreement, Seller shall not be deemed to have violated this
Section 5.10 if Seller or any of its Affiliates receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Body, and Seller or such Affiliate, to the extent not inconsistent with such request and to the extent time reasonably allows: (a) notifies Buyer of the existence, terms and circumstances surrounding, such request; (b) consults with Buyer on the advisability of taking legally available steps to resist or narrow such request; and (c) if disclosure of any Confidential Information is advisable, to prevent Seller or such Affiliate or any of its or their partners, principals or employees from becoming subject to any penalty, to furnish only such portion of the Confidential Information as it reasonably determines that Seller or such Affiliate is legally obligated to disclose and to exercise reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information. Notwithstanding anything to the contrary in this Section 5.10 or Section 10.14, Seller and Buyer (and each employee, representative, other agent of Seller or Buyer) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other Tax analyses) that are provided to Seller or Buyer relating to such Tax treatment and Tax structure (provided, however, that the names of all other identifying information of all entities and persons have been properly redacted from such materials prior to the disclosure thereof). For purposes of this Agreement and subject to the first sentence of this Section 5.10, "Confidential Information" consists of all information, knowledge or data related to the Purchased Assets and the Assumed Liabilities not in the public domain or otherwise publicly available which are or was treated as confidential by Seller, other than information, knowledge or data that enters the public domain or is or becomes available from a source that was not known to the recipient thereof to be prohibited from transmitting such information, knowledge or data pursuant to a contractual, legal, fiduciary or other obligation, so long as neither Seller nor any of its Affiliates, directly or indirectly, improperly causes such information to enter the public domain.

            (c) Seller hereby acknowledges and agrees that Seller's covenants and agreements pursuant to this Section 5.10 are reasonable and necessary to ensure that Buyer receives the expected benefits of the transactions contemplated hereby and the Purchased Assets and that violation of any of this
Section 5.10 will cause Buyer irreparable harm for which monetary damages alone would be an inadequate remedy. Accordingly, in the event of any violation by the Seller of any provision is Section 5.10, Buyer shall be entitled to seek an injunction or other equitable relief (in addition to any other remedies it may have) enjoining Seller and, as applicable, its Affiliates, officers, directors, partners or employees, from committing or continuing such violation, and Seller shall not be required to post any bond or other security in connection with any such Action.

            5.11  No Additional Representation

            Buyer acknowledges that it and its representatives have been permitted full and complete access to the properties, personnel, books, contracts, commitments, reports of examination and records related to the Purchased Assets and Assumed Liabilities which it has requested or desired to see and review, and that it and its representatives have had a full opportunity to discuss with Seller the Purchased Assets and Assumed Liabilities. Buyer acknowledges that neither Seller nor any Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Purchased Assets and Assumed Liabilities furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement and in the Collateral Agreements, and neither Seller nor any other Person shall have or be subject to liability to Buyer or any other Person resulting from the disclosure to Buyer, or Buyer's use of, any such information, except as expressly provided herein.

            5.12  Limited Use of KPMG Name

            For a period of one year after the Closing Date, Seller hereby agrees, and shall cause its Affiliates, not to assert a claim of infringement, tortious interference, misappropriation, unfair competition or intellectual property dilution with respect to the use in the United States (other than general website advertising use) by Buyer of the phrase "formerly members of KPMG's dispute advisory services practice," or analogous phrases or expressions, in connection with any statement or description of FTI's acquisitions, corporate history or the employment history of the Business Employees or in other ways that are informational; provided, that such phrase appears in a plain typeface and without color or style. By way of clarification and not limitation, the foregoing covenant of forbearance by Seller does not apply to any use as a trademark of the KPMG Name by Buyer or its Affiliates and nothing herein shall restrict Buyer from fully complying with its future reporting or disclosure obligations under the Securities Act or Exchange Act, or, subject to Section 10.14, from making any public announcements (or so-called "tombstone" statements) factually describing the consummation of the transactions contemplated by this Agreement.

            5.13  Transfer of Payments; Delivery of Mail

            From and after the Closing Date, (a) Seller shall from time-to-time promptly after receipt thereof, pay over to Buyer, in the same form of consideration as received by Seller, all sums received under any of the Purchased Contracts (including the Engagement Agreements) and (b) Buyer shall from time-to-time promptly after receipt thereof, pay over to Seller, in the same form of consideration as received by Seller, all sums received in respect of the Excluded Assets, including any Contracts not included in the Purchased Assets. From and after the Closing Date, each party may receive and open all mail or other communications that it receives and which is addressed to the other party and its Affiliates and deal with the contents thereof in its discretion to the extent that such mail conspicuously relates to the Purchased Assets or the Assumed Liabilities; provided that the receiving party shall promptly notify the other party as to the receipt thereof and make appropriate arrangements to deliver such materials promptly to the other party.

            5.14  Litigation Support

            (a) In the event and for so long as any party is actively contesting or defending against any Third Party Claim (including with respect to Tax matters relating to the operation of the Purchased Assets or the management of the Assumed Liabilities arising out of or related to the operation of the Purchased Assets or the management of the Assumed Liabilities prior to the Closing) the other party shall cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records, in each case, as shall be reasonably requested by the contesting or defending party in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless and to the extent that the contesting or defending party is entitled to indemnification therefor under Article 8).

            (b) Certain individuals who are Business Employees provide services to Seller to assist Seller with its ongoing internal investigations, litigation or other proceedings. Without limiting the generality of Section 5.14(a), following the Closing, Buyer agrees to cause such Business Employees (to the extent they become Transferred Employees) to continue to provide such services to Seller at 80% of Buyer's standard rates or such other rates as may be mutually agreed to until the conclusion of such ongoing internal investigations, litigation or other proceedings.

            5.15  Enforcement of Non-Competition Agreements

            Seller agrees that, for a period of four (4) years following the Closing Date, it will use its best efforts to enforce, at its own expense, the terms of all non-competition or non-solicitation agreements or arrangements binding the DAS Principals and DAS Professionals who do not become Transferred Employees, but only with respect to activities by such DAS Principals and DAS Professionals that are prohibited to Seller pursuant to Section 5.8(b).

            5.16  Collection Efforts

            Buyer shall provide Seller with such assistance, at Buyer's internal cost, as Seller may reasonably request in connection with Seller's efforts to collect accounts receivable related to work performed on Seller's behalf in connection with the Engagement Agreements by the Business Employees prior to Closing, including causing the DAS Principals or DAS Professionals to provide reasonable assistance to Seller during normal business hours in connection with such efforts.

            5.17  Financing

            Buyer shall have prior to and at Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to fulfill its obligations hereunder.

            5.18  Certain Payments

            Within fifteen (15) days after the Closing, Seller shall provide Buyer with a statement which sets forth the amount equal to 50% of Seller's original cost of the Purchased Assets set forth in Section 2.1(h) (the "Computer Amount") and the amount of Unapplied Retainers as of the Closing Date (the "Retainer Amount"), together with reasonable documentation therefor. Within five
(5) days following the delivery of such statement, (a) if the Computer Amount is greater than the Retainer Amount, Buyer shall pay to Seller an amount equal to the amount by which the Computer Amount exceeds the Retainer Amount and (b) if the Retainer Amount is greater than the Computer Amount, Seller shall pay to Buyer an amount equal to the amount by which the Retainer Amount exceeds the Computer Amount.

All payments pursuant to this Section 5.18 shall be made by wire transfer in immediately available funds to an account designated by the payee in written instructions to be delivered to the payor at least two (2) Business Days prior to the payment date.

      6.    Closing

            6.1   Closing

            The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig, LLP in New York City, commencing at 10:00 a.m., Eastern time, on the third Business Day following the date on which the last of the conditions specified in Article 7 to be satisfied or waived has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date").

            6.2   Deliveries by Seller

            At the Closing, Seller shall deliver to Buyer the following:

            (a) a bill of sale for the Purchased Assets substantially in the form of Exhibit D (the "Bill of Sale"), duly executed by Seller;

            (b) certified resolutions of the Management Committee and Board of Directors of Seller authorizing the transactions contemplated by this Agreement;

            (c) a counterpart of the Assumption Agreement substantially in `the form of Exhibit E (the "Assumption Agreement"), duly executed by Seller;

            (d) a counterpart of the Transition Services Agreement substantially in the form of Exhibit F (the "Transition Services Agreement"), duly executed by Seller;

            (e)   the consents required pursuant to Section 7.2(e);

            (f) a duly executed certificate of the chief executive officer or chief financial officer of Seller, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.2(a) and (b);

            (g)   the duly executed certificate referred to in Section 5.3(g);

            (h) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance, as Buyer may reasonably request or as may be otherwise necessary or desirable to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer and to put Buyer in actual possession or control of the Purchased Assets, duly executed by Seller.

            6.3   Deliveries by Buyer

            At the Closing, Buyer shall deliver to Seller the following:

            (a) the Purchase Price to be paid as of the Closing Date as provided in Section 2.3;

            (b) certified resolutions of the Managing Member of Buyer and the Board of Directors of Parent authorizing the transactions contemplated by this Agreement;

            (c) a counterpart of the Assumption Agreement, duly executed by Buyer;

            (d) a counterpart of the Transition Services Agreement, duly executed by Buyer;

            (e) a duly executed certificate of the chief executive officer or chief financial officer of Buyer, dated the Closing Date, certifying the fulfillment of the conditions set forth in Section 7.3 (a) and (b), as relates to Buyer;

            (f) a duly executed certificate of the chief executive officer or chief financial officer of Parent, dated the Closing Date, certifying the fulfillment of the conditions set forth in Section 7.3 (a) and (b), as relates to Parent;

            (g) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer of the Assumed Liabilities, duly executed by Buyer.

            6.4   Contemporaneous Effectiveness

            All acts and deliveries prescribed by this Article 6, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

      7.    Conditions Precedent to Closing

            7.1   General Conditions

            The respective obligations of Buyer and Parent, on the one hand, and Seller, on the other hand, to effect the Closing of the transactions contemplated hereby are subject to the satisfaction in full, prior to or at the Closing, of each of the following conditions, any of which may (to the extent of applicable Law) be waived in writing by Buyer and Parent, on the one hand, and Seller, on the other hand, in its sole discretion:

            (a) No Law of any Governmental Body shall have been enacted, entered, promulgated, deemed applicable, enforced or otherwise be in effect that enjoins, restrains, conditions, makes illegal or otherwise prohibits or could impose liabilities on Buyer or Seller with respect to the consummation of this Agreement or any of the Collateral Agreements, and no Action of a Governmental Body which, if adversely determined, may result in any such Law being enacted, entered, promulgated, deemed applicable, enforced or otherwise being in effect, shall be pending.

            (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement and the Collateral Agreements shall have expired or been earlier terminated.

            (c) Each DAS Principal shall have executed and delivered to Seller a Certificate in the form attached hereto as Exhibit G.

            7.2   Conditions Precedent to Buyer's and Parent's Obligations

            The obligations of Buyer and Parent to effect the Closing of the transactions contemplated hereby are subject to the satisfaction in full, prior to or at the Closing, of each of the following conditions, any of which may (to the extent of applicable Law) be waived in writing by Buyer in its sole discretion:

            (a) The representations and warranties of Seller contained in this Agreement or any Collateral Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations shall be true in all respects) both when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, and except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct (to the extent set forth above) as of such specified date.

            (b) Seller shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Collateral Agreement to be performed or complied with by it prior to or at the Closing.

            (c) Seller shall have executed and delivered all agreements, documents and instruments required to be executed and delivered by it pursuant to Section 6.2.

            (d) All requisite Permits necessary for the consummation of the transactions contemplated hereby shall have been duly issued, obtained and granted.

            (e) Seller shall have obtained written consents to (i) the transfer and assignment to Buyer of each HCA Engagement Agreement and (ii) the execution and delivery of, or the performance of Seller's obligations or the exercise of Buyer's right title and interest in, to and under, the Transition Services Agreement, in each case with respect to clauses (i) and (ii), where the consent of any other party is required for such assignment or transfer, or execution, delivery or performance, and (iii) the transfer or assignment to Buyer of all material Permits of Seller with respect to the operation of the Purchased Assets or the management of the Assumed Liabilities, if any, where the consent of any Governmental Body is required for such assignment or transfer, in each case, without any material limitations, restrictions or conditions.

            (f) Principal Employment Agreements in substantially the form set forth in Exhibit H (the "Principal Employment Agreements") shall have been duly entered into, delivered and not rescinded by each of the DAS Principals and not less than 22 of the DAS Professionals.

            (g) None of the HCA Engagement Agreements shall have been terminated, and none of the parties thereto shall have threatened or stated an intention to terminate any HCA Engagement Agreement.

            (h) There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a Material Adverse Effect with respect to the Purchased Assets or the Assumed Liabilities.

            7.3   Conditions Precedent to Seller's Obligations

            The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the satisfaction in full, prior to or at the Closing, of each of the following conditions, any of which may (to the extent of applicable Law) be waived in writing by Seller in its sole discretion:

            (a) The representations and warranties of Buyer and Parent contained in this Agreement or any Collateral Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations shall be true in all respects) both when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, and except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct (to the extent set forth above) as of such specified date.

            (b) Each of Buyer and Parent shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Collateral Agreement to be performed or complied with by it prior to or at the Closing.

            (c) Each of Buyer and Parent shall have executed and delivered all agreements, documents and instruments required to be executed and delivered by it pursuant to Section 6.3.

            (d) There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a Material Adverse Effect with respect to the Buyer or the Parent which could reasonably be expected to prevent or materially interfere with the ability of either of them to consummate the transactions contemplated by this Agreement.

      8.    Survival and Indemnity

            The rights and obligations of Buyer, Parent and Seller under this Agreement shall be subject to the following terms and conditions:

            8.1   Survival of Representations and Warranties

            The representations and warranties of Buyer and Seller contained in this Agreement and in any Collateral Agreement shall survive the Closing for 24 months; provided that the representations and warranties of Seller pursuant to the first sentence of Section 3.4 shall survive the Closing in perpetuity. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties unless a claim is made hereunder prior to expiration of the survival period for such representation or warranty.

            8.2   General Agreement to Indemnify

            (a) Subject to Section 5.7(c), Seller shall indemnify, defend and hold harmless the Buyer and its Affiliates and any employee, representative, agent, director, officer, partner or principal, as applicable, or assign of Buyer and its Affiliates (each, a "Buyer Indemnified Party"), and Buyer shall indemnify, defend and hold harmless the Seller and its Affiliates and any employee, representative, agent, director, officer, partner or principal, as applicable, or assign of Seller and its Affiliates (each a "Seller Indemnified Party"), from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) (collectively, "Losses") incurred by any Buyer Indemnified Party or Seller Indemnified Party, as applicable, as a result of, arising out of or relating to
(i) the failure of any representation or warranty of the Indemnifying Party (as defined in Section 8.3(a)) contained in this Agreement or any Collateral Agreement to have been true and correct when made or as of the Closing Date (or as of such different date or period specified for such representation or warranty) as though such representation or warranty were made at the Closing Date (or at such different date or period specified for such representation or warranty) or (ii) the breach by the Indemnifying Party of any covenant or agreement of such party contained in this Agreement or any Collateral Agreement.

            (b) Seller further agrees to indemnify and hold harmless Buyer and any other Buyer Indemnified Party from and against any Losses incurred by such party arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) the Referenced Litigation; (iii) Seller's failure to comply with the terms and conditions of any applicable bulk sales or bulk transfer or similar Laws of any jurisdiction that may be applicable to the sale or transfer of any or all of the Purchased Assets or the Assumed Liabilities to Buyer; (iv) all other liabilities and obligations that are expressly made the obligation or liability of the Seller under this Agreement or the Collateral Agreements; or
(v) the operation of the Purchased Assets and the management of the Assumed Liabilities prior to the Closing Date or the acts or omissions of Seller, any Business Employee or any Affiliate, employee or agent of Seller with respect to the Purchased Assets and Assumed Liabilities at any time prior to the Closing Date.

            (c) Buyer and Parent further agree to jointly and severally indemnify and hold harmless Seller and any other Seller Indemnified Party from and against any Losses incurred by such party arising out of, resulting from, or relating to: (i) any of the Assumed Liabilities; (ii) any claim, demand or liability for the Taxes for which Buyer is responsible pursuant to Section 5.3;
(iii) any medical, health or disability claims of any Transferred Employee relating to services rendered or benefits earned after the Closing Date other than pursuant to any Benefit Plan; and (iv) any Loss arising out of or related to Buyer's continued use and occupancy of

Seller's facilities, furniture, equipment, systems and networks under the Transition Services Agreement.

            (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price.

            (e) Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim (as defined in Section 8.3(a)) both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith, except that nothing herein shall permit Seller, or require Buyer as a condition to obtaining indemnification, to seek to collect back sales or use Tax from clients or customers who are parties to the Engagement Agreements. Notwithstanding the foregoing, Buyer shall, at the request of Seller, make reasonable commercial efforts to reduce any indemnification obligation of Seller with respect to sales Taxes by making appropriate inquiries of clients who are parties to the Engagement Agreements to determine whether they have been previously audited for use Taxes by the same jurisdiction for the same period or periods.

            (f) The indemnification obligations of each party hereto under this Article 8 shall inure to the benefit of the Affiliates, employees, representatives, agents, directors, officers, partners and principals, as applicable, and assigns, of the other party hereto on the same terms as are applicable to such other party.

            (g)   The Seller's liability for all claims made under this Section
8.2 shall be subject to the following limitations: (i) the Seller shall have no liability for any such claim(s) until, individually or in the aggregate, the amount of all Losses relating thereto for which the Seller would, but for this provision, be liable exceeds $1,000,000, and then only to the extent of any such excess; (ii) the Seller's aggregate liability for all such claims shall in no event exceed $75,000,000; (iii) the Seller shall have no liability for any breach if Buyer had Knowledge of such breach at the time of the Closing; and
(iv) the Seller's liability arising out of or with respect to the Transition Services Agreement shall be limited as provided therein, in addition to the further limitations herein; provided, however, that the foregoing limitations shall not apply to any claims for Losses made pursuant to Sections 8.2(b)(i), 8.2(b)(ii) or 8.2(b)(v) and any such Losses shall not be included in the calculation of the aggregate amount of Seller's liability under Article 8 set forth in Section 8.2(g)(ii). No Indemnified Party may make a claim for indemnification under Section 8.2(a)(i) for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period specified in Section 8.1. Buyer may not make a claim for indemnification under Section 8.2 following the fifth anniversary of the Closing Date; provided, however, that with regard to the indemnification obligations of Seller under
Section 8.2(b)(i), there shall be no termination or other limitation.

            (h) The amount of any Loss for which indemnification is provided under this Section 8 shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss.

            (i) Notwithstanding anything herein or in the Collateral Agreements to the contrary, neither of the parties hereto or thereto shall be liable to the other, whether in contract, tort or otherwise, for any special, indirect, incidental, consequential, punitive or exemplary or other similar type of damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder or the Collateral Agreements, misrepresentation (other than through fraud), including loss of profits, business interruptions and claims of customers.

            (j) Each party further acknowledges and agrees that, from and after the Closing, except in cases of proven fraud or other willful misconduct or bad faith,, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Collateral Agreements, the transactions contemplated hereby, the Purchased Assets and the Assumed Liabilities (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Section 8. In furtherance of the foregoing, from and after the Closing, except in cases of proven fraud or other willful misconduct or bad faith, each party hereby waives and releases, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the other party and its Affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Section 8) arising out of or related to this Agreement and the Collateral Agreements. Notwithstanding the foregoing, nothing in this Section 8.2(j) or elsewhere in this Agreement shall be deemed to limit any party's right to seek specific performance or other equitable relief in any court of competent jurisdiction of its rights and remedies hereunder or in any Collateral Agreement.

            8.3   General Procedures for Indemnification

            (a) Procedures Relating to Indemnification for Third Party Claims. In order for the Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person other than a party to this Agreement against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the party against whom indemnity is sought (the "Indemnifying Party") in writing, and in reasonable detail, of such claim or demand within ten (10) Business Days after receipt by such Indemnified Party of written notice thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified parties relating to such claim or demand.

            (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled by written notice provided to the Indemnified Party within ten (10) days after the Indemnifying Party's receipt of a notice pursuant to this Section 8.3(b), to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Notwithstanding the foregoing, in the event (i) such Indemnifying Party fails to make the election specified above within the time period so specified, (ii) such Indemnified Party reasonably concludes (based on the advice of outside counsel) that the assumption by such Indemnifying Party of the defense of such Third Party Claim would be inappropriate due to actual or potential differing interests between such Indemnified Party and such Indemnified Party or (iii) such Indemnified Party reasonably concludes (based on the advice of outside counsel) that that there may be legal defenses available to it that are different from or in addition to those available to such Indemnifying Party, such Indemnified Party shall be entitled to assume the defense of such Third Party Claim through counsel of its own choosing; provided that only the fees and expenses of one such counsel (and one additional local counsel for each state jurisdiction in which local counsel shall reasonably be required) shall be eligible for indemnification pursuant to Section 8.2. Subject to the previous sentence, if the Indemnifying Party assumes the defense of a Third Party Claim against an Indemnified Party, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.

            If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnified Parties shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Except with respect to the settlement of a Third Party Claim which involves the payment of money damages only and provides for a full and unconditional release from or settlement of liability in respect of such Third Party Claim, no Third Party Claim which an Indemnifying Party has elected to defend pursuant to this Section 8.3(b) may be settled without the prior written consent of the relevant Indemnified Party, which consent shall not be unreasonably withheld or delayed.

            Notwithstanding the foregoing provisions of this Section 8.3(b), the parties hereby agree that the provisions of this Section 8.3(b) shall have no application with respect to any claim or demand by an Indemnified Party with respect to Losses which do not result from a Third Party Claim.

            (c) Procedures Relating to Indemnification for Inter-Party Claims. Any claim or demand by an Indemnified Party with respect to Losses which do not result from a Third Party Claim shall be asserted in the same manner as specified in Section 8.3(a). If the Indemnifying Party with respect to such claim or demand does not acknowledge in writing its obligation to indemnify the Indemnified Party with respect to such Losses within fifteen (15) days after its receipt of written notice from the Indemnified Party with respect to such claim or demand as specified in Section 8.3(a), the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to it under and as limited by this Agreement. Notwithstanding anything to the contrary in this Article 8, all reasonable attorneys' fees and costs incurred by a party hereto prevailing in an Action against another party hereto shall be borne by such non-prevailing party.

            (d) Buyer and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim or liability. In the event that Buyer or Seller shall fail to make such commercially reasonably efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Buyer or Seller, as the case may be, had made such efforts.

      9.    Termination

            9.1   Termination

            This Agreement may be terminated at any time prior to the Closing Date and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

            (a)   by the mutual written consent of Seller and Buyer;

            (b) by Buyer, if Seller shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.1 or 7.2, and (ii) is either not capable of being cured to the reasonable satisfaction of the non-breaching party on or prior to the Outside Date or, if curable, is not cured within 15 days of receipt from Buyer of written notice thereof;

            (c) by Seller, if Buyer shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.1 or 7.3, and (ii) is either not capable of being cured to the reasonable satisfaction of the non-breaching party on or prior to the Outside Date or, if curable, is not cured within 15 days of receipt from Seller of written notice thereof;

            (d) Buyer or Seller, if there shall be in effect a non-appealable injunction or order of a Governmental Body of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby.

            (e) Buyer or Seller, if the Closing shall not have occurred on or before 5:00 p.m., Eastern time, on December 31, 2003 (the "Outside Date"); provided that the failure of the Closing to occur on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or agreement provided for herein that is required to be fulfilled by it prior to Closing.

            9.2   Effect of Termination

            In the event of the termination of this Agreement in accordance with
Section 9.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Sections 2.6(b), 5.10, 10.2, 10.4, 10.5, 10.12, 10.14 and this Section 9.2, and except that, notwithstanding anything in this Agreement to the contrary, neither Seller nor Buyer shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

      10.   Miscellaneous

            10.1  Notices

            All notices and other communications hereunder and under the Collateral Agreements shall be in writing and shall be deemed to have been duly given upon receipt if (a) mailed by certified or registered mail, return receipt requested, (b) sent by a nationally recognized overnight delivery service (receipt requested), fee prepaid, (c) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

            (a)   If to Seller, to:

                  KPMG LLP
                  345 Park Avenue
                  New York, New York 10154
                  Attention:  Jack T. Taylor, Jr.
                  Facsimile:  (212) 909-5049
                  E-mail:     jtaylor@kpmg.com

                  and

                  KPMG LLP
                  Office of General Counsel
                  280 Park Avenue
                  New York, New York 10032
                  Attention:  Mark Zuffante, Esq.
                  Facsimile:  (212) 909-5687
                  E-mail:     mzuffante@kpmg.com

                  With a copy (which shall not constitute notice pursuant to this Section 10.1) to:

                  Akin Gump Strauss Hauer & Feld LLP
                  590 Madison Avenue
                  New York, NY  10022
                  Attention:  Stephen E. Older, Esq.
                  Facsimile:  (212) 872-1002
                  E-Mail:     solder@akingump.com

            (b)   If to Buyer or Parent, to:

                  FTI Consulting, Inc.
                  900 Bestgate Road, Suite 100

                  Annapolis, Maryland 21401
                  Attention:  Theodore I. Pincus, Executive Vice President
                              and Chief Financial Officer
                  Facsimile:  410-224-2809
                  E-Mail:     ted.pincus@fticonsulting.com

                  With a copy (which shall not constitute notice pursuant to this Section 10.1) to;

                  Greenberg Traurig, LLP
                  The MetLife Building
                  200 Park Avenue
                  New York, NY 10166
                  Attention:  Clifford E. Neimeth, Esq.
                  Facsimile:  212-801-6400
                  E-Mail:     neimethc@gtlaw.com

            10.2  Expenses

            Any sales, use or other transfer taxes arising out of or incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer. Except as provided in the preceding sentence or otherwise in this Agreement or the Collateral Agreements, each party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions contemplated by this Agreement, irrespective of when incurred and whether or not the Closing occurs. For the avoidance of doubt, the parties hereby agree and acknowledge that all fees and expenses of Grant Thornton in respect of services performed by Grant Thornton for Buyer or Parent specifically in connection with any filing, registration or report filed by Parent under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act shall be borne solely by Buyer and Parent.

            10.3  Entire Agreement

            The agreement of Seller and Buyer, which is comprised of this Agreement, the Schedules and Exhibits hereto, the Collateral Agreements and the Confidentiality Agreement, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

            10.4  Jurisdiction, Service of Process

            Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York (as well as all appropriate appellate courts) or, if jurisdiction in such court is lacking, the courts of the State of New York sitting in New York County (as well as all appropriate appellate courts), for any actions, suits or proceedings arising out of or relating to this Agreement and the Collateral Agreements (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in

Section 10.1 will be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Collateral Agreements in the aforementioned courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby further irrevocably and unconditionally waives all right to trial by jury in any action, suit or proceeding arising out of this Agreement or the Collateral Agreements.

            10.5  Governing Law

            This Agreement and the Collateral Agreements will be construed in accordance with and governed by the internal procedural and substantive laws of the State of New York applicable to agreements made and to be performed entirely within such State and without regard to the conflicts of law principles thereof.

            10.6  Waiver

            The rights and remedies of the parties to this Agreement and the Collateral Agreements are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or the Collateral Agreements can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or noncompliance; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Collateral Agreements.

            10.7  No Oral Modification

            Neither this Agreement nor the Collateral Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Any attempted amendment in violation of this Section 10.7 will be void ab initio.

            10.8  Reasonable Commercial Efforts

            In undertaking "reasonable commercial efforts" or "reasonable efforts" to satisfy any of its obligations under this Agreement or the Collateral Agreements, neither party to this Agreement or the Collateral Agreements shall be required to alter the terms of this Agreement or the Collateral Agreement, modify its normal business conduct, plans or strategies or take any action that limits its freedom of action with respect to any of its businesses or assets.

            10.9  Assignments, Successors

            No party may assign any of its rights under this Agreement or any Collateral Agreements without the prior written consent of the other parties hereto or thereto. Subject to the preceding sentence, this Agreement and the Collateral Agreements will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

            10.10 Severability

            If any provision of this Agreement or the Collateral Agreements is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement and the Collateral Agreements will remain in full force and effect. Any provision of this Agreement or the Collateral Agreements held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            10.11 Captions

            The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and the Collateral Agreements and will not be deemed to limit or otherwise affect any of the provisions hereof or thereof. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement, all references herein to schedules are to schedules to this Agreement and all references herein to exhibits are to exhibits to this Agreement.

            10.12 No Third Party Beneficiaries

            Nothing in this Agreement or the Collateral Agreements, express or implied, is intended to or shall (a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement (except with respect to Indemnified Parties as provided in Section 8.2) or the Collateral Agreements, or (b) constitute the parties hereto as partners or as participants in a joint venture. Neither this Agreement nor the Collateral Agreements shall provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right (except with respect to Indemnified Parties as provided in Section 8.2). No third party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement or the Collateral Agreements that would not otherwise exist without reference to this Agreement or the Collateral Agreements. No third party shall have any right, independent of any right that exists irrespective of this Agreement or the Collateral Agreements, under or granted by this Agreement or the Collateral Agreements, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement (except with respect to Indemnified Parties as provided in Section 8.2) or the Collateral Agreements.

            10.13 Counterparts

            This Agreement and Collateral Agreements may be executed simultaneously in one or more counterparts, each of which will be deemed to be an original copy of this Agreement.

            10.14 Public Announcement

            Neither Seller nor Buyer shall, without the approval of the other, make any press release or other public announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law or stock exchange disclosure requirements (subject to Section 5.10), in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued.

            10.15 Waiver of Compliance with Bulk Transfer Laws

            Without limitation as to the provisions of Section 8.2(b)(iii), Buyer hereby waives compliance by Seller with the provisions of any bulk transfer Laws which may be applicable to the transactions contemplated hereby and by the Collateral Agreements; provided that Seller shall remain solely liable for any liabilities to any Person other than Buyer and its Affiliates resulting from the failure to comply with such Laws.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officers as of the date first written above.

                                    KPMG LLP



                                    By:/s/Jack T. Taylor
                                       ---------------------------------
                                          Name:  Jack T. Taylor
                                          Title: Vice Chair


                                    DAS BUSINESS, LLC

                                    By: FTI Consulting, Inc., its sole member


                                    By:/s/Theodore I. Pincus
                                       ---------------------------------
                                          Name:  Theodore I. Pincus
                                          Title: EVP/CFO

                                    FTI CONSULTING, INC.



                                    By:/s/Theodore I. Pincus
                                       ---------------------------------
                                          Name:  Theodore I. Pincus
                                          Title: EVP/CFO










                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                                                       Exhibit A


             FORM OF CLIENT AUTHORIZATION LETTER - CLIENT LETTERHEAD
                               [CLIENT LETTERHEAD]


Client Code ______________(1)
                                 This letter shall be deemed dated and effective
                                         upon the date [DEPARTING PARTNER] joins
                                FTI Consulting, Inc. (REPLACE THIS SENTENCE WITH
                                      ACTUAL DATE IF SENT AFTER THE DEAL CLOSES)
KPMG LLP
[OFFICE ADDRESS]

Re:  Consent to Transfer Engagement Agreement and Working Papers and Files

Dear KPMG LLP:

Relating to KPMG LLP's work on [DESCRIBE NATURE OF ENGAGEMENT] (the "Engagement") pursuant to that certain [ENGAGEMENT AGREEMENT] (the "Engagement Agreement"), dated __________, between [NAME OF CLIENT] ("Client") and KPMG LLP ("KPMG"), Client consents to the transfer of the Engagement and the Engagement Agreement from KPMG to FTI Consulting, Inc. or its subsidiary ("FTI"), requests that KPMG transfer its related working papers to FTI, and that KPMG answer questions related to these working papers as necessary. The purpose of this transfer of the Engagement, the Engagement Agreement and the working papers and files (collectively referred to as "Work Files") is to facilitate FTI's completion of the Engagement.

Client acknowledges that it (and not KPMG) is solely responsible for determining the applicability of any attorney-client privilege or other privilege or similar rule (e.g., the work product rules) to the above-mentioned working papers and for otherwise managing the establishment and maintenance of any such privilege or protection and for considering possible waiver thereof (and for involving legal counsel as necessary).

Client also agrees to pay KPMG upon invoicing (or immediately if already invoiced) all fees and expenses incurred to date in connection with KPMG's services provided to Client as of the date of this letter, in accordance with such invoice(s).

Very truly yours,

(USE APPROPRIATE SIGNATURE BLOCK)

[NAME OF CLIENT] "Client"


By:
    --------------------------------------------------
          (Authorized Officer)


-------------------------------------------------------
Title                               Date

OR

--------
(1) This should be completed upon receiving the executed letter from the client


Signature                                    Date
          -------------------------              ---------------------

Name                                             (please print)
        -----------------------------------------
cc:   [DEPARTING PARTNER FAX AND ADDRESS]

                                                                       Exhibit B


                         Description of DAS Services

DISPUTE ADVISORY SERVICES are services related to claims, adversarial relationships, disputes and litigation. DAS engagements assist their clients in addressing risks arising from such matters and involve support in all phases of judicial, regulatory, and administrative disputes, from pre-trial discovery through trial and appeal including expert witness services. Seller will agree not to perform any of these services for a period of four years from the Closing Date except for the specifically named services described in the following paragraph and Exhibit C to this Agreement.

Seller will be allowed to complete all executory engagements involving DAS Services in force and effect as of the Closing Date which are not included in the Purchased Assets, provided that Seller had in good faith begun to provide services under such engagements prior to the Closing Date. In addition, Seller will be allowed to provide de minimis amounts of DAS Services not to exceed $2,000,000 of Fee Revenue per year (as calculated in accordance with Seller's customary billing rates) for two years after the Closing; provided, however, that if such Fee Revenue exceeds $2,000,000 per year, Seller will pay Buyer an amount equal to 40% of all such Fee Revenue in excess of $2,000,000.

                                                                       Exhibit C


                        Description of Permitted Services

This Agreement is not intended to restrict Seller from providing services in the following described areas:

o   Investigative and Integrity Services
o   Certain Carved Out Services
o   Forensic Technology Services

Investigative and Integrity Advisory Services ("IIAS"). These are services related to investigations of suspected fraud or misconduct as well as services to mitigate the risk of such episodes. It also can include testimony if it is limited to services as a direct result of an investigation or services to mitigate the risk of such episode and is related to fact or expert testimony. The IIAS Practice provides the following services:

o   General Fraud and misconduct investigations;
o   Financial Reporting and securities investigations;
o   Fraud and misconduct diagnostic;
o   Corporate integrity compliance;
o   Corporate responsibility and governance;
o   Corporate intelligence; and
o Channel Management Services including royalty and license investigations/audits.

Certain Carved Out Services. Other practices of Seller are occasionally called upon to provide professional services to entities on matters related to disputes and contractual agreements that are based upon accounting standards (such as GAAP or GAAS) and other regulatory or professional standards. These services, which may include professionals from the Forensic Practice or other practices within Seller, consist of the following:

o Accounting Malpractice Matters - including the defense of Seller (i.e., engagements with Seller's Office of General Counsel) and other large accounting firms. However, when such matters involve defending other large accounting firms, Seller will consult with buyer and seek approval to perform such services. Buyer agrees to not unreasonably withhold such approval.
o Post-Acquisition Disputes - when the party is an existing external audit client of Seller or the Firm has been named in an agreement in effect prior to the Closing Date and the issues are associated with the determination of working capital and/or net assets or similar concepts pursuant to a Stock or Asset Purchase Agreement or other such agreements generally related to the sale or purchase of a business or a business interest.
o Arbitrations, Mediations, Monitoring Engagements and other Neutral Services - where the contract or judicial declaration suggests, requires, or recommends that an accounting firm provide such services. However, prior to providing such services, Seller will consult with buyer and seek approval to perform such services. Buyer agrees to not unreasonably withhold such approval.

   Seller has other professional service practices other than DAS that have historically become associated with issues that require consultations with counsel and/or the provision of expert testimony associated with the matters for which they were engaged. Seller will continue to provide such services that result from these engagements. These services include:

o   Tax disputes related to tax positions taken by Seller tax clients;
o   Core proceedings in U.S. Bankruptcy Court matters;
o Regulatory and Compliance Services in support of utility rate applications; and
o Economic Consulting Tax Services related to Code Sec. 482 transfer pricing;


   provided, that such services will not include services historically performed only by the DAS business.

Forensics Technology Services (FTS). FTS operates a facility which offers tools for discovery, collaboration and document management to help reduce litigation costs and risks. In addition, FTS assists in identifying, acquiring, and merging data sets from multiple sources for the purpose of detecting fraudulent activity and other forms of misconduct. These services as provided by FTS, including digital evidence recovery, discovery management, document management and forensic data analysis, will continue to be offered by Seller and are not part of the transaction.

                                                                       Exhibit D


                           BILL OF SALE AND ASSIGNMENT

   DELIVERED PURSUANT TO SECTION 6.2(A) OF THE ASSET PURCHASE AGREEMENT, DATED AS OF OCTOBER 21, 2003 (THE "PURCHASE AGREEMENT"), BY AND AMONG KPMG LLP, A
DELAWARE LIMITED LIABILITY PARTNERSHIP ("SELLER"), DAS BUSINESS, LLC, A MARYLAND
   LIMITED LIABILITY COMPANY ("BUYER"), AND FTI CONSULTING, INC., A MARYLAND
                                  CORPORATION,


            FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Seller hereby grants, sells, transfers, assigns, conveys and delivers to Buyer, its successors and assigns, effective as of the Closing Date, and Buyer purchases, acquires and accepts from Seller, all of Seller's right, title and interest in, to under and in respect of, the following assets, as the same shall exist on the Closing Date (collectively, the "Purchased Assets"):

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement and all references to schedules followed by a number herein are to the schedules referred to in the Purchase Agreement as delivered by Seller to Buyer and are incorporated herein by reference.

            (a) The unapplied monetary portion heretofore paid to Seller in respect of retainers relating to the Engagement Agreements to be assigned and transferred to Buyer hereunder, as set forth on Schedule 2.1(a);

            (b) the Personal Property listed on Schedule 2.1(b);

            (c) all rights and entitlements of Seller under the Contracts listed on Schedule 2.l(c), including the Engagement Agreements currently in effect;

            (d) all Business Records;

            (e) all of Seller's rights, title and interests under or pursuant to all warranties, refunds, rebates, indemnities, representations and guarantees of or made by vendors or suppliers in connection with the Purchased Assets or the Assumed Liabilities;

            (f) all Permits;

            (g) the going-concern value and other intangible assets of Seller, related to the Purchased Assets, other than trademarks and trade names, including customer lists and related current and historical information; and

            (h) all laptop, personal digital assistant, or PDA, and other portable computers of Seller used primarily by the Transferred Employees.

      Notwithstanding anything to the contrary contained in this Bill of Sale and Assignment, the Purchased Assets do not include, and Seller does not hereby grant, bargain, sell, transfer, assign, convey or deliver to Buyer, and Buyer does not hereby acquire, accept assignment or transfer of or receive any of Seller's right, title or interest in to, or under the Excluded Assets set forth in Section 2.2 of the Purchase Agreement.

      This Bill of Sale and Assignment shall inure to the benefit of Buyer, its successors and assigns, and shall be binding on Seller and its successors and representatives.

      Notwithstanding the foregoing, no provision of this Bill of Sale and Assignment shall in any way modify, replace, amend, change, rescind, waive or in any way affect the express provisions (including the warranties, covenants, agreements, conditions, representations, or any of the obligations and indemnifications of Seller or Buyer) set forth in the Purchase Agreement, this Bill of Sale and Assignment being intended solely to effect the transfer of the Purchase Assets sold and purchased pursuant to the Purchase Agreement. If any of the provisions of this Bill of Sale and Assignment is inconsistent with the provisions of the Purchase Agreement, the terms of the Purchase Agreement shall govern.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be executed as of this ____ day of ________________, 2003.


                                    KPMG LLP, as Seller



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit E


                          FORM OF ASSUMPTION AGREEMENT


      THIS ASSUMPTION AGREEMENT dated as of October 31, 2003 (this "Agreement") is hereby entered into by and between KPMG LLP, a Delaware limited liability partnership ("Seller"), and DAS BUSINESS, LLC, a Maryland limited liability company ("Buyer").

                                    RECITALS

      A. WHEREAS, Seller, Buyer and FTI Consulting, Inc., a Maryland corporation, have entered into that certain Asset Purchase Agreement dated as of October 21, 2003 (the "Purchase Agreement"), pursuant to which the Buyer has agreed to purchase certain assets as set forth in Section 2.1 of the Purchase Agreement.

      B. WHEREAS, Buyer has agreed to assume only and solely those specific liabilities and obligations set forth in Section 2.4(a)(i)-2.4(a)(iii) of the Purchase Agreement and no others of whatsoever nature, kind or description.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement and all references to schedules followed by a number herein are to the schedules referred to in the Purchase Agreement as delivered by Seller to Buyer and are incorporated herein by reference.

      2. Assumption of Assumed Liabilities. Effective on and as of the Closing Date, Buyer hereby assumes and agrees to honor, pay and discharge when due the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                  (i) the liabilities and obligations of Seller under the Engagement Agreements assigned and transferred to Buyer hereunder, to the extent the performance thereof by Buyer is due from and after the Closing Date, including the obligation to perform services with respect to the unapplied monetary portion heretofore paid to Seller of all retainers in respect of such Engagement Agreements;

                  (ii) the liabilities and obligations of Seller under the Permits included in the Purchased Assets to be performed on or after, and in respect of periods following, the Closing Date; and

                  (iii) all other liabilities and obligations in respect of the Purchased Assets to the extent arising out of or related to facts or circumstances occurring after the Closing.

      3. Excluded Liabilities. Buyer assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities as set forth in Section 2.4(b) of the Purchase Agreement shall remain the sole obligation and responsibility of Seller.

      4. Conflict of Terms. Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall in any way modify, replace, amend, change, rescind, waive or in any way affect the express provisions (including the warranties, covenants, agreements, conditions, representations or any of the obligations and indemnifications of Seller or Buyer) set forth in the Purchase Agreement, this Agreement being intended solely to effect the assumption of Assumed Liabilities assumed pursuant to the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

      5. Governing Law. This Agreement will be construed in accordance with and governed by the internal procedural and substantive laws of the State of New York applicable to agreements made and to be performed entirely within such State and without regard to the conflicts of law principles thereof.

      6. Assignments, Successors. Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties hereto or thereto. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

      7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed to be an original copy of this Agreement.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                         KPMG LLP,  as Seller


                                         By:____________________________________
                                              Name:
                                              Title:


                                         DAS BUSINESS, LLC, as Buyer

                                         By:  FTI Consulting, Inc, its sole
                                         member

                                              by:_______________________________
                                                  Name:
                                                  Title:

                                                                       Exhibit F

                      FORM OF TRANSITION SERVICES AGREEMENT

            AGREEMENT dated as of October 31, 2003 (this "AGREEMENT") by and among KPMG LLP, a Delaware limited liability partnership ("SELLER"), DAS Business, LLC, a Maryland limited liability company ("BUYER") and FTI Consulting, Inc., a Maryland corporation ("PARENT").

                              W I T N E S S E T H:

            WHEREAS, Seller, Buyer and Parent have entered into an Asset Purchase Agreement dated as of October 22, 2003 (the "PURCHASE AGREEMENT"), providing for, among other things, the purchase by Buyer of all the right, title and interest of Seller in and to the Purchased Assets (as defined in the Purchase Agreement), as more particularly described in the Purchase Agreement; and

            WHEREAS, Buyer desires that Seller, and Seller is willing to, provide certain services to Buyer in accordance with the terms of this Agreement.

            NOW, THEREFORE, in consideration of the premises, and subject to the terms and conditions herein contained, the parties hereto agree as follows:

            1. DEFINITIONS. Any term capitalized herein and not otherwise defined shall have the meaning assigned to it in the Purchase Agreement.

            2. SERVICES.

               (a) Provision of Services. Commencing on the Closing Date and continuing throughout the Term (as defined below), unless earlier terminated pursuant to the terms of this Agreement, in addition to all other obligations of the parties contained herein, subject to Section 2(b), Seller shall provide to Buyer the services described on Schedule A attached hereto (the "SERVICES").

               (b) Quality of Seller Services. Seller hereby agrees that (i) the Services provided hereunder shall be substantially similar in scope, timeliness and quality as provided by the Seller immediately prior to the Closing Date and
(ii) it shall use commercially reasonable efforts to ensure that the personnel who will provide such Services will have substantially similar levels of experience regarding the Services as the personnel who provided such Services immediately prior to the Closing Date.

            3. FEES AND EXPENSES.

               (a) In consideration for providing the Services, Buyer shall pay to Seller for each calendar month: (x) a fee calculated based on the rates set forth for each type of Service on Schedule A, attached hereto; and (y) all reasonable out-of-pocket expenses incurred by Seller in providing such services pursuant to this Agreement (including, but not limited to, airfare, lodging, meals, mileage, parking and ground transportation).

               (b) Seller shall deliver to Buyer an invoice at the end of each calendar month during the Term hereof setting out: (i) the nature and scope of the Services provided to Buyer for the month then ended, (ii) the rate charged for each such Service, (iii) if applicable, the number of hours charged for each such Service (which shall include travel time), (iv) a list of the out-of-pocket expenses incurred by Seller in providing all Services for the month then ended and (v) the total amount due for such Services. Upon receipt by Buyer of such invoice, Buyer shall promptly pay to Seller in cash the total amount specified therein on or before the later of (A) the last day of the month in which the invoice is received or (B) 15 days after receipt of said invoice (such later date, the "PAYMENT DATE").

               (c) In the event Buyer disputes any charges invoiced by Seller pursuant to this Agreement, Buyer shall deliver a written statement describing the dispute to Seller on or before the Payment Date with respect to the disputed invoice. The statement shall provide a sufficiently detailed description of the disputed items. Fees not so disputed shall be deemed accepted and shall be paid timely in accordance with this Section 3.

               (d) Unless otherwise specified in Schedule A, in the event the actual use of a service to be provided hereunder is less than the period specified with respect to such service, then the charges shall be prorated on the basis of the actual period of use of such service.

            4. TERM OF AGREEMENT.

               (a) Subject to Section 4(b), this Agreement shall commence on the Closing Date and, unless sooner terminated pursuant to the terms hereof, shall continue in effect for one (1) year thereafter.

               (b) Any and all of the Services (including any portion of a specific Service or the provision of any Service at a particular location) are terminable by Buyer at any time upon giving Seller at least thirty (30) days prior written notice which, for purposes of this Section 4(b) only, may be made by electronic mail but otherwise in accordance with Section 11 hereof.

               (c) Notwithstanding the foregoing, either party shall have the right to terminate this Agreement in the event of a material breach hereunder by the other party that is not remedied within fifteen (15) days following notice thereof by the non-breaching party. Upon expiration or termination of this Agreement, the parties shall have no further rights or obligations hereunder, except for those arising under Sections 5 and 6, respectively, which shall survive any such expiration or termination for the respective periods set forth therein.

            5. LIMITATION ON LIABILITY; INDEMNITY.

               (a) Seller shall not be liable for any Losses (as defined in the Purchase Agreement) arising out of or related to the Services furnished by Seller under this Agreement, whether arising out of breach of warranty, strict liability, tort, contract or otherwise, other than Losses which result directly from Seller's gross negligence or willful misconduct in performing its obligations hereunder.

               (b) Seller's liability to Buyer for any Losses shall not exceed the amount paid by Buyer for the Services under this Agreement.

               (c) Under no circumstances shall Seller or Buyer be liable for any special, indirect, exemplary or consequential damages, including without limitation, lost profits.

               (d) Buyer and Parent agree to jointly and severally indemnify and hold harmless Seller from and against any Losses incurred by Seller arising out of, resulting from, or relating to the provision of the Services by Seller.

            6. CONFIDENTIALITY.

               (a) Each party agrees to refrain from using in any manner, and to use all reasonable efforts to keep confidential, in accordance with this Section 6, any and all information and data ("CONFIDENTIAL INFORMATION"), which such party has received or receives as a result of this Agreement except to the extent that such party can demonstrate that the Confidential Information (i) is generally available to the public as evidenced by prior written publication through no act or failure to act of the receiving party, (ii) was received by the receiving party on a non-confidential basis from the other party and was already known to the receiving party on a non-confidential basis on the date of receipt based on the written evidence of the receiving party, (iii) is subsequently disclosed to the receiving party lawfully on a non-confidential basis by a third party not bound by an obligation of confidentiality with respect to such information, or (iv) is independently developed by it without regard to such information and data. Notwithstanding the foregoing, each party shall be free to disclose any Confidential Information to the extent (y) required by applicable law, or (z) necessary to establish such party's position during the course of or in connection with any litigation, governmental investigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement. Prior to any such disclosure, the disclosing party shall give reasonable prior notice to the affected party of such intended disclosure (which notice shall include the proposed text of the intended disclosure) and, if requested, by such affected party, shall use reasonable efforts at such affected party's expense to obtain a protective order or similar protection for such affected party.

               (b) Each party shall hold all Confidential Information in confidence and restrict its disclosure to only such of its affiliates, directors, officers, employees and agents as have a reasonable need to know such information. Each party shall make at least the same efforts as it makes with respect to its own confidential and proprietary information to protect confidentiality of all Confidential Information (including, without limitation, obtaining the agreement of persons to whom the party properly discloses Confidential Information that they agree to be bound by the provisions of this
Section 6).

               (c) Notwithstanding anything herein to the contrary, any party (and each employee, representative or other agent of any party) to this Agreement may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

               (d) The provisions of this Section 6 shall remain in effect for a period of one (1) year after the termination of this Agreement.

            7. GUARANTEE OF PARENT. Parent hereby guarantees any and all obligations and liabilities of Buyer under this Agreement.

            8. FURTHER ASSURANCES.

               (a) Seller shall execute such documents and other papers and take such further action, at Buyer's expense, as Buyer may reasonably request which are necessary in order to carry out the provisions hereof and provide the Services hereunder.

               (b) Buyer shall execute such documents and other papers and take such further action, at Seller's expense, as Seller may reasonably request which are necessary in order to carry out the provisions hereof.

            9. INDEPENDENT CONTRACTOR. Seller shall perform the Services as an independent contractor and this Agreement is not intended to create, nor shall it in any way be interpreted to create a joint venture, partnership or any other similar relationship between Seller and Buyer. The employees of Buyer, who, from time to time, may occupy a particular location, shall not be considered to be employees of Seller for any purpose whatsoever. This Agreement shall not be construed as constituting Seller as agent for Buyer or Buyer as agent for Seller for any purpose whatsoever. Each party shall conduct its businesses at its own risk and expense and for its own account and neither party is granted any right or authority to create any obligation on behalf or in the name of the other or to bind the other in any manner whatsoever.

            10. AMENDMENT. To the extent any service provided by Seller to Buyer on the Closing Date and not covered under this Agreement is necessary or desirable in order for Buyer to operate the Business in substantially the same manner as the Business was operated immediately prior to the Closing Date, Seller and Buyer agree to negotiate in good faith an amendment of this Agreement covering such service and the rates therefor.

            11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (a) mailed by certified or registered mail, return receipt requested, (b) sent by a nationally recognized overnight delivery service (receipt requested), fee prepaid, (c) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

            (a) If to Seller, to:

                  KPMG LLP
                  345 Park Avenue
                  New York, New York 10154
                  Attention:  Jack T. Taylor, Jr.
                  Facsimile:  (212) 909-5049
                  E-mail:     jtaylor@kpmg.com

                  and

                  KPMG LLP
                  Office of the General Counsel
                  280 Park Avenue
                  New York, New York 10032
                  Attention:  Mark Zuffante, Esq.
                  Facsimile:  (212) 909-5687
                  E-mail:     mzuffante@kpmg.com

                  With a copy (which shall not constitute notice pursuant to this Section 11) to:

                  Akin Gump Strauss Hauer & Feld LLP
                  590 Madison Avenue
                  New York, New York 10022
                  Attention:  Stephen E. Older, Esq.
                  Facsimile:  (212) 872-1002
                  E-Mail:     solder@akingump.com

            (b) If to Buyer or Parent, to:

                  FTI Consulting, Inc.
                  900 Bestgate Road, Suite 100
                  Annapolis, Maryland 21401
                  Attention:  Theodore I. Pincus, Executive Vice President
                              and Chief Financial Officer
                  Facsimile:  (410) 224-2809
                  E-Mail:     ted.pincus@fticonsulting.com

                  With a copy (which shall not constitute notice pursuant to this Section 11) to:

                  Greenberg Traurig, LLP
                  The MetLife Building
                  200 Park Avenue
                  New York, NY 10166
                  Attention:  Clifford E. Neimeth, Esq.
                  Facsimile:  (212) 801-6400
                  E-Mail:     neimethc@gtlaw.com

            12. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

            13. JURISDICTION, SERVICE OF PROCESS, NO JURY TRIAL. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York (as well as all appropriate appellate courts) or, if jurisdiction in such court is lacking, the courts of the State of New York sitting in New York County (as well as all appropriate appellate courts), for any actions, suits or proceedings arising out of or relating to this Agreement (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 11 will be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the aforementioned courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby further irrevocably and unconditionally waives all right to trial by jury in any action, suit or proceeding arising out of this Agreement.

            14. GOVERNING LAW. This Agreement will be construed in accordance with and governed by the internal procedural and substantive laws of the State of New York applicable to agreements made and to be performed entirely within such State and without regard to the conflicts of law principles thereof.

            15. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or noncompliance; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

            16. NO ORAL MODIFICATION. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Any attempted amendment in violation of this Section 16 will be void ab initio.

            17. ASSIGNMENTS, SUCCESSORS. No party may assign any of its rights under this Agreement without the prior written consent of the other parties hereto or thereto. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

            18. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            19. CAPTIONS. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof or thereof. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement, all references herein to schedules are to schedules to this Agreement and all references herein to exhibits are to exhibits to this Agreement.

            20. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended, and shall not be deemed, to confer upon or give any person or entity (including, without limitation, any past or current employee who was or is employed in connection with the Business) except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

            21. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed to be an original copy of this Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officers as of the day first above written.

                              KPMG LLP


                              By:  ______________________________________
                                    Name:
                                    Title:


                              DAS BUSINESS, LLC


                              By:  ______________________________________
                                    Name:
                                    Title:


                              FTI CONSULTING, INC.

                              By:  ______________________________________
                                    Name:
                                    Title:

                                                                      SCHEDULE A

                                    SERVICES

Seller agrees to provide the services listed below at the following locations (the "Locations") of Seller in existence as of the date hereof to the extent that Seller remains a tenant at each such Location:

      Atlanta Suite 2000, 303 Peachtree Street NE, Atlanta, Georgia 30308-3210 (404-222-3000)

      Charlotte         Suite 2300, 401 South Tryon Street,  Charlotte, North
                        Carolina  28202  (704-335-5300)

      Chicago           303 East Wacker Drive, Chicago, Illinois  60601-5255
                        (312-665-1000)

      Dallas            717 North Harwood, Dallas, Texas  75201-6585
                        (214-840-2000)

      Houston           700 Louisiana Street, Houston, Texas  77002
                        (713-319-2000)

      Indianapolis      2400 First Indiana Plaza, 135 North Pennsylvania
                        Street, Indianapolis, Indiana 46204-2454
                        (317-636-5592)

      Los Angeles       KPMG Tower, Suite 2000, 355 S. Grand Avenue, Los
                        Angeles, California 90071-1568 (213-972-4000)

      Miami One Biscayne Tower, 2 South Biscayne Boulevard, Miami, Florida 33131 (305-358-2300)

      Nashville         1900 Nashville City Center, 511 Union Street,
                        Nashville, Tennessee  37219-1735  (615-244-1602)

      New York City     1345 Avenue of the Americas, New York, New York 10154
                        (212-758-9700)

      Phoenix Suite 1100, One Arizona Center, 400 E. Van Buren Street, Phoenix, Arizona 85004-2207 (602-253-2000)

      Seattle 801 Second Avenue, Suite 900, Seattle, Washington 98104 (206-913-4600)

      Washington D.C.   2001 M Street NW, Washington DC  20036-3310
                        (202-533-3000)

Seller shall provide the services listed below to Buyer for the benefit of the Transferred Employees and for no other employees or consultants of Buyer. As to any Location, Seller reserves the right to cease to provide any of the services listed below in the event substantially all of the Transferred Employees (as defined in the Purchase Agreement) at any specific location have been relocated by Buyer.

1. Information Technology Services consisting of:

   o Use of telephones, facsimiles and related telecommunication equipment
   o Access to the internet including log-on support

      Buyer will comply with Seller's standards to support log-on activities including compatibility with Seller's hardware and software.

      Buyer will use its best efforts to prevent viruses, worms, malicious code or other disabling devices from affecting Seller's computer network.

      Information technology services will be provided at a monthly fixed price of $167 per full time employee equivalent. These prices are based on usage of the foregoing information technology services at historical levels for the Transferred Employees by Location taken as a whole. The parties agree to negotiate in good faith to establish new prices in the event that actual usage is materially more or less than such historical levels.

      Promptly following the Closing, Seller shall re-image each laptop, personal digital assistant, or PDA, and other portable computers included in the Purchased Assets at no additional cost to Buyer.

2. Support and Operations Services consisting of:

   o Security
   o Office maintenance and utilities
   o Access to reception areas and common facilities including any cafeterias, copiers and conference rooms
   o Mail delivery services

   Support and operations services will be provided at a monthly fixed cost of $83 per full time employee equivalent.

3. Occupancy Services consisting of office space at each of the Locations.

   Occupancy services will be provided at the following monthly fixed cost per full time employee equivalent for each Location:

            Location                      Monthly Cost

            Atlanta                          $542
            Charlotte                        $508
            Chicago                          $708
            Dallas                           $450
            Houston                          $625
            Indianapolis                     $317
            Los Angeles                      $733
            Miami                            $442
            Nashville                        $367
            New York City                    $608
            Phoenix                          $342

            Seattle                          $425
            Washington D.C.                  $800

      In addition, promptly following the Closing, to the extent Seller determines it is necessary, Seller will relocate Seller's employees and the Transferred Employees at each Location to physically separate the Transferred Employees from Seller's employees. Buyer shall reimburse Seller for its actual cost in connection with the foregoing.


Seller acknowledges that the prices or rates set forth in this Schedule A constitute Seller's good faith estimate of Seller's actual costs in providing the services hereunder.

                                                                       Exhibit G


                                     FORM OF

                            DAS PRINCIPAL CERTIFICATE

          The undersigned, [__________________], a DAS Principal, as defined in that certain Asset Purchase Agreement, dated as of October 22, 2003 (the "Agreement"), by and among KPMG LLP, a Delaware limited liability partnership ("KPMG"), FTI Consulting, Inc., a Maryland corporation, and DAS Business, LLC, a Maryland limited liability company ("Buyer") does hereby certify that:

          1. To my actual knowledge and except as set froth on Annex A, the representations and warranties of KPMG set forth in Article 3 of the Agreement, together with the schedules thereto, attached hereto as Exhibit A, are true and correct in all material respects as of the Closing Date (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct (to the extent set forth above) as of such specified date.

          2. To my actual knowledge, all Receivables and Work-In-Process (each as defined below) as of the date hereof related to the client engagements of the undersigned have arisen only from bona fide transactions in the ordinary course of business. Except as set forth on Annex A, the undersigned has no knowledge of any facts or circumstances (other than general economic conditions) that would result in any material increase in the uncollectability of the Receivables or Work-In-Process related to the client engagements of the undersigned. For the purposes hereof, "Receivables" means all accounts receivable of KPMG related to the engagement agreements of the undersigned and billed by the undersigned, including accounts receivable generated from Work-In-Process, and "Work-In-Process" means all work related to the engagement agreements of the undersigned that has been performed and has not been billed by the undersigned and which is reasonably expected to be ultimately billed by the udnersigned in the ordinary course of business.

          The undersigned understands that KPMG has agreed to indemnify Buyer for certain breaches of KPMG's representations and warranties under the Agreement and that KPMG is relying on the certifications, representations and warranties of the undersigned in paragraph 1 above in connection with such representations and warranties.

          All capitalized terms used in this Certificate, unless otherwise defined herein, shall be deemed to have the meaning ascribed to such terms in the Agreement.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of [_________________], 2003.


                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                                       Exhibit H

                     FORM OF PRINCIPAL EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made as of October 31, 2003 (this "Agreement"), by and between DAS Business, LLC, a Maryland limited liability company (the "Company"), and the individual named on Schedule I ("Executive").


                              W I T N E S S E T H :

         WHEREAS, the Company is a wholly owned limited liability company of FTI Consulting, Inc. ("FTI"); and

         WHEREAS, the Company is engaged in the business of providing litigation and restructuring advisory services; and

         WHEREAS, FTI and the Company and KPMG LLP ("KPMG") have entered into an Agreement for the Purchase and Sale of Assets dated September ___, 2003 (the "Asset Purchase Agreement") pursuant to which the Company will purchase KPMG's Dispute Advisory Services ("DAS") business, as defined in the Asset Purchase Agreement; and

         WHEREAS, Executive is a partner or managing director of KPMG, engaged primarily in KPMG's DAS business; and

         WHEREAS, Executive will receive from KPMG proceeds from the sale of DAS to the Company; and

         WHEREAS, the Company desires to retain the services of Executive following the closing ("Closing") of the transactions under the aforesaid Asset Purchase Agreement; and

         WHEREAS, Executive has entered into an agreement with KPMG pursuant to which, concurrently with the Closing, Executive will withdraw as a partner of KPMG or resign from his or her employment relationship with KPMG, and in connection therewith will be compensated by KPMG in connection with the sale of the DAS business to the Company; and

         WHEREAS, the Company would not have entered into the Asset Purchase Agreement and paid the consideration to KPMG, a portion of which KPMG will pay to Executive, but for Executive entering into this Agreement and observing and performing the provisions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Employment. Effective upon the Closing of the Asset Purchase Agreement, the Company employs Executive and Executive accepts such employment upon the terms and conditions set forth in this Agreement.

         2. Term of Employment. Executive's employment under this Agreement will begin immediately following the Closing, if such Closing occurs, and will continue for a term of five years from the date of the Closing, unless such employment is sooner terminated in accordance with the provisions of Section 9 hereof, but subject, however, to the provisions of Sections 12, 13, 14, 15, 16, 17, 18, 19, 20, 23, and 26 surviving such termination.

         3. Position and Duties. Executive will (a) be employed in a senior executive capacity in the Company's DAS business with duties and responsibilities that are consistent with Executive's current position in KPMG's DAS business, (b) perform such other duties and responsibilities relating to Company's DAS business as may from time to time be reasonably assigned to Executive by the Board of Directors of the Company (the "Board of Directors") and senior management of the Company, comprised of the chairman of Company's Board of Directors, the chief executive officer, chief operating officer, and senior vice presidents or persons occupying comparable positions within the Company ("Senior Management"), commensurate with Executive's position, (c) have such authority consistent with and subject to Company policy and authority contained in written directives of Senior Management of the Company as may be reasonably necessary or appropriate in order to enable Executive to carry out the duties and responsibilities of Executive's employment hereunder, (d) have the title set forth on Schedule I, (e) have Executive's principal office located at the Company's offices set forth on Schedule I, and (f) be entitled to office services and support commensurate with Executive's position, duties and responsibilities. Executive shall undertake such travel within or without the United States as is or may be reasonably necessary to the performance of his duties hereunder or which may be reasonably requested by Senior Management of the Company. Executive will devote substantially all of Executive's business time, attention, and energies to the performance of Executive's duties and responsibilities hereunder, provided that Executive may engage in personal, charitable, professional and investment activities to the extent such activities do not conflict or materially interfere with the ability of Executive to perform said duties and responsibilities. Subject to and in accordance with FTI policy and procedures, Executive may serve as a member of the board of directors or other governing body of other entities. Executive, in the performance of his duties hereunder, shall observe and adhere to the Company's code(s) of conduct and ethics, and other corporate governance codes and policies as now existing or which may hereafter be adopted by the Company.

         4. Annual Compensation. Executive will be entitled to the annual compensation determined and payable in accordance with this Section 4.

            (a) Target Salary. A target annual rate of salary ("Target Salary Rate") will be established by Company and communicated in advance to Executive for each calendar year (or portion of a calendar year) during the term of this Agreement. Executive's Target Salary Rate for the partial year ending December 31, 2003 and the calendar year ending December 31, 2004 are set forth on
Schedule I. Executive's Target Salary Rate for each of calendar years 2005, 2006 and 2007 and partial year 2008 will be determined before the beginning of such year by Senior Management of the Company. The Target Salary Rate for any year will be divided into two portions, one equal to 85% of the Target Salary Rate ("Fixed Salary"), and the other equal to 15% of the Target Salary Rate ("Contingent Salary"). The Fixed Salary for each year will be payable in accordance with Section 4(b) below, and the Contingent Salary for each year will be payable, if at all, in accordance with Section 4(c) below.

            (b) Fixed Salary. The Company will pay Executive's Fixed Salary for any year or partial year, in cash and in equal installments less all applicable federal, state and local taxes and any other deductions required to be made by the Company in accordance with FTI's normal payroll practices; provided, however, that in no event shall such payments be made on less than a monthly basis.

            (c) Contingent Salary. Executive's Contingent Salary for any year will be payable to Executive by the Company, if at all, to the extent and when provided below.

                (i) Portion Contingent on Company Performance. For each calendar year of this Agreement commencing with calendar year 2004 (or partial calendar year), an amount equal to 66 2/3% of Executive's Contingent Salary (the "EBITDA Payment") will be payable to Executive if DAS EBITDA Percentage (represented by the KPMG DAS business acquired under the Asset Purchase Agreement and the Company's or FTI's DAS business) (defined below) for the year (or partial year) is at least 100%. If DAS EBITDA Percentage for the year (or partial year) is less than 100%, then Executive will be entitled to a percentage of such EBITDA Payment determined under the following table:

                                    DAS EBITDA                 Executive's
                                    Percentage                 Percentage
                                   Less than 80%                    0%
                                     80 to 89%                     25%
                                     90 to 95%                     75%
                                     96 to 99%                     90%

For any calendar year (or partial calendar year), the DAS EBITDA Percentage will be the percentage derived by dividing the DAS "actual EBITDA" for such year (or partial year) by the "target EBITDA" for the year. For the partial year beginning on the date of the Closing and ending December 31, 2003, the DAS EBITDA Percentage will be deemed to be 100% if Executive is still employed by the Company on December 31, 2003, or if Executive's employment is terminated before that date for any reason other than by the Company for any of the events set forth in Section 9(b)(i) through Section 9(b)(iv) ("Cause") or voluntarily by Executive without good reason as set forth in Section 9(e)(i) through Section 9(e)(v) ("Good Reason"). The target DAS EBITDA for 2004 and each subsequent calendar year will be equal to the EBITDA projected for the year on the DAS operating budget, which target DAS EBITDA will be recommended by the DAS Leader and approved by Senior Management of FTI in accordance with FTI policy and procedures. FTI and/or the Company shall maintain appropriate accounting systems and policies which will allow it to calculate DAS EBITDA for the relevant years or partial years. The target EBITDA for the partial year ending in 2008 will be equal to a pro rata portion of the target DAS EBITDA for the full year, based upon the number of days in such partial year.

         The EBITDA Payment, if any, payable to Executive under this subsection
(i) for a year (or partial year) will be paid by Company to Executive within 30 days after the audited consolidated financial statements of FTI for such year become available but in no event later than 120 days from the end of such year (including following the expiration of the term of this Agreement for the 2008 partial year).

                (ii) Portion Contingent on Individual Performance. For any calendar year (or partial calendar year), an amount equal to the remaining 33 1/3% of Executive's Contingent Salary (the "Individual Performance Payment") will be payable if and to the extent Executive satisfies the individual performance target set forth on Schedule I. Any Individual Performance Payment will be paid to Executive by Company within thirty days after the end of such year or partial year (including following the expiration of the terms of this Agreement for the 2008 partial year).

         5. Employee Benefit Programs and Perquisites.

                (a) General. Executive will be entitled to participate in such qualified and nonqualified employee pension plans, group health, long-term disability and group life insurance plans, and any other welfare and fringe benefit plans, arrangements, programs and perquisites, including stock option and stock purchase plans, generally maintained or provided by the Company or FTI from time to time to or for the benefit of their executive employees or employees generally ("Benefit Plans"), at a level commensurate with Executive's position and FTI policy regarding other similarly situated FTI executives. Executive's participation in any Benefit Plans will be subject to the terms of the applicable plan documents and FTI's generally applied policies. FTI in its discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies in a manner generally applicable to similarly situated FTI executives. Executive will be given full credit for service with KPMG and its predecessors prior to the Closing for purposes of determining Executive's eligibility and vesting in any benefits (but not for purposes of determining Executive's accrued benefits) under the Benefit Plans and for purposes of determining Executive's period of employment under any vacation, sick pay or other paid time off plan of Company and for determining other entitlements and terms of employment affected by seniority under FTI's employment policies. Any Benefit Plan which provides medical, dental or life insurance benefits shall waive any waiting periods and any pre-existing conditions and actively-at-work exclusions. Executive will be entitled to at least four weeks of paid vacation for each calendar year (pro-rated for partial calendar years) subject to Company's policies on use and retention of such vacation in effect from time to time for FTI's similarly situated executives. The Company and FTI represent that Executive, as an employee of the Company, shall receive and/or be eligible to receive benefits consistent with benefits provided to other similarly situated executives of FTI; provided, however the foregoing shall not be deemed or construed to be a guarantee of the grant to Executive of any discretionary benefit, bonus, incentive or other form of discretionary compensation.

                (b) Reimbursement of Business Expenses. Executive is authorized to incur reasonable expenses in carrying out Executive's duties and responsibilities under this Agreement, and Company will promptly pay or reimburse Executive for all such expenses that are so incurred upon presentation of appropriate vouchers or receipts, subject to Company's expense reimbursement policies in effect from time to time with respect to executives of FTI.

                (c) Restricted Stock. As soon as practicable following the Closing, and as part of Executive's compensation, in addition to Executive's Fixed Salary and Contingent Salary, FTI shall allocate and award to Executive restricted shares of FTI's common stock;

the number of which is set forth in Schedule I hereto (the "Restricted Shares"), in accordance with, and subject to, the terms and conditions set forth in, the Restricted Share Award Agreement attached hereto as Exhibit A and made a part hereof. The Restricted Shares shall become fully vested at the conclusion of Executive's term of employment as provided in Section 2 hereof subject, however, to the acceleration of the vesting of such Restricted Shares as provided in Sections 10(b)(iv), 10(c)(iii), and 11 hereof. In all cases, all right, title, interest or claim to all or any of the Restricted Shares by Executive, Executive's personal representative or heirs shall cease and terminate in the event of the termination of Executive's employment by Executive by reason of the Executive's voluntary resignation as provided for in Section 9(a) hereof, or the termination of Executive's employment by the Company for cause as provided in
Section 9(b) hereof. FTI shall issue the Restricted Shares in the name of Executive as soon as practicable following the approval of an Additional Listing Application filed by FTI with the New York Stock Exchange and furnish Executive, within five business days after issuance, proof of issuance in the form of a photocopy of the Restricted Share certificate issued in Executive's name. Such Additional Listing Application shall be filed by FTI within 45 days after the date of Closing. The Restricted Shares shall, however, be held by the Secretary of the Company until such time as such Restricted Shares shall have vested upon the conclusion of the term of Executive's employment, the occurrence of any event accelerating vesting, or such Restricted Shares shall be forfeited as provided for herein. In the event of the forfeiture of the Restricted Shares as provided for herein, such Restricted Shares shall, without further act or writing by or between the parties, be canceled and returned to the status of authorized but unissued shares. Upon the vesting of the Restricted Shares, the Secretary shall deliver such Restricted Shares to Executive within five business days of such vesting (as to which an investment legend shall appear, which shall be subject to removal upon the resale of the Restricted Shares by Executive pursuant to a registration statement filed by FTI with the Securities and Exchange commission on Form S-8 or other applicable form, to be filed by FTI within 90 days from the date of Closing), and further subject to the payment by Executive to the Company of all applicable withholding taxes associated with the vesting of the Restricted Shares.

         6. No Other Employment; No Restriction as to Use of Information. Executive represents and warrants to Company that, subject to Executive's withdrawal from KPMG pursuant to the above-referenced withdrawal agreement, Executive is not subject to any agreement, commitment, or policy of any third party that would prevent Executive from entering into or performing the duties of Executive's employment under this Agreement. Executive will not enter into any agreement or commitment or agree to any policy that would prevent or hinder the performance of Executive's duties or obligations under this Agreement. Executive further represents and warrants that Executive will not utilize any secret, confidential or proprietary information belonging to any third party in the performance of his duties hereunder in violation of such third party rights.

         7. Professional Licenses. If Executive is a certified public accountant, Executive represents and warrants to the Company that Executive is duly licensed and in good standing in such states and jurisdictions in which Executive practiced while a partner or managing director of KPMG, and that Executive has not been subject to professional discipline in his capacity as an accountant, nor to Executive's knowledge is there threatened or pending any investigation or proceeding by any federal or state regulatory or licensing authority or professional association relating to or arising out of any activity of Executive as a certified public accountant.

         8. No Payments to Governmental Officials. Executive will not knowingly pay or authorize payment of any remuneration to, or on behalf of, any governmental official which would constitute a violation of applicable law. Company will neither request nor require Executive to offer to make or make a payment of any remuneration to or on behalf of any governmental official other than those required or expressly permitted by applicable law.

         9. Termination of Employment.

            (a) Resignation. Executive may voluntarily resign Executive's employment under this Agreement at any time upon at least 90 days prior written notice to Company. The Company may waive such notice or authorize a shorter notice period.

            (b) Termination by Company for Cause. The Company may terminate Executive's employment for "Cause" if (and only if) Executive:

                (i) is convicted of, or pleads nolo contendere to, a felony involving moral turpitude; or

                (ii) breaches any material provision of this Agreement or willfully fails or refuses to carry out the material responsibilities of Executive's employment with Company under this Agreement; or

                (iii) engages in any other willful misconduct or a pattern of behavior in violation of this Agreement or Company policy which has had, or is reasonably likely to have, a significant adverse effect on FTI; or

                (iv) while a partner, managing director or employee of KPMG, (a) engaged in any act of willful misconduct, breach of fiduciary duty, or a pattern of behavior in violation of a KPMG policy which has or is reasonably likely to have a significant adverse effect on FTI or Executive's ability to perform his obligations under this Agreement or (b) Executive was convicted of a felony involving moral turpitude.

Executive's termination for Cause will be effective immediately upon Executive's receipt of notice of such termination, provided such notice is given within 90 days after the discovery by Company of the event of conduct giving rise to grounds to terminate Executive for Cause. Before terminating Executive for Cause under clauses (ii) or (iii) above, Company Senior Management will specify in writing to Executive the nature of this act, omission, refusal, failure or breach that it deems to constitute Cause and if the action is curable, give Executive at least 30 days from the receipt of such notice to correct the situation (and thus avoid termination for Cause),

            (c) Termination by Company Without Cause. Subject to the provisions hereof, Company may terminate Executive's employment under this Agreement before the end of the term, without Cause, upon 30 days' prior written notice; provided, however, that

Executive will be entitled to at least 90 days' notice of termination if the termination is to be effective on or after the last day of the term set forth in
Section 2.

            (d) Termination Due to Disability. If Executive becomes "Disabled" (as defined below), the Company may terminate Executive's employment upon written notice to the Executive. For the purposes hereof, Executive will be deemed to be Disabled if Executive is unable to substantially perform the customary duties and responsibilities of Executive's employment for 120 or more days during any 180 day period by reason of a physical or mental incapacity which is expected to result in death or last indefinitely.

            (e) Termination by Executive for Good Reason. Executive may resign for "Good Reason" if, without Executive's prior written consent, the Company or
FTI:

                (i) materially reduces the scope or nature of Executive's duties or responsibilities on client matters in a manner which is inconsistent with Executive's then current client duties and responsibilities or with Executive's position as described in this Agreement or which has or is reasonably likely to have a material adverse effect on Executive's authority relating to client matters; or

                (ii) materially diminishes Executive's working conditions, including, without limitation, relocation by more than 50 miles of Executive's principal office specified in Section 3 hereof; or

                (iii) fails to obtain and deliver to Executive a written agreement from an assignee or successor to Company for the assumption of the obligations of Company and FTI under this Agreement; or

                (iv) instructs Executive to perform an unlawful or dishonest act, or FTI or the Company materially breaches this Agreement following written notice from Executive to each of FTI and the Company specifying the act alleged to be unlawful or dishonest or the alleged material breach and giving FTI and/or the Company 30 days within which to cure such breach or rectify such direction; or

                (v) if there occurs a one time or cumulative compensation reduction which reduces the annual rate of Executive's Fixed Salary by more than 30% using 2004 as the base year.

            (f) Death. If Executive dies during the term, then the term will end as of the date of Executive's death.

         10.  Payments on Termination of Employment.

            (a) Termination by Company for Cause or by Executive Without Good Reason. If Company terminates Executive's employment for Cause or if Executive resigns without Good Reason, Company will promptly, no later than 30 days from the date of such termination of employment, pay to Executive:

                (i) the unpaid amount, if any, of Executive's Fixed Salary through the date of termination;

                (ii) the unpaid amount, if any, of Executive's previously earned and unpaid Contingent Salary for any calendar year ended prior to the termination of Executive's employment;

                (iii) the unpaid amount, if any, of Executive's previously earned and unpaid discretionary incentive compensation for any calendar year ended prior to the termination of Executive's employment to the extent awarded.

                (iv) the amount of any substantiated but previously unreimbursed business expenses incurred through the date of termination; and

                (v) any additional entitlements, (such as accrued and unused vacation pay), if any, to which Executive is entitled under the terms of any Company benefit plan or arrangement in which Executive was a participant.

The aggregate of the amounts described in Section 10(a)(i) through Section 10(a)(v) hereunder shall be referred to in this Agreement as the "Accrued Compensation". For the avoidance of doubt, if Executive's employment terminates for Cause or without Good Reason, Executive (a) will not be eligible to receive the EBITDA Payment or Individual Performance Payment, if any, accruing for the calendar year in which Executive's employment terminates, and (b) Executive will be subject to the Restricted Period noted in item 6(a) on Schedule I.

               (b) Termination by Company Without Cause or by Executive for Good Reason. If Company terminates Executive's employment without Cause or if Executive resigns for Good Reason, Executive will be entitled to receive the following payments and benefits:

                (i) any Accrued Compensation, which amount shall be paid in a lump sum within 30 days of the date of termination;

                (ii) pro rata Contingent Salary for the year of termination (based upon the Contingent Salary target for the year) determined by multiplying such amount by a fraction, the numerator of which is the number of days from the beginning of the calendar year through the date of termination, and the denominator of which is 365, which amount shall be paid in a lump sum within ten days of the date of termination;

                (iii) continued payment of salary for the salary continuation period specified in Schedule I (the "Salary Continuation Period"), based upon the greater of(1) Executive's Target Salary Rate for the year in which Executive's employment is terminated, or (2) Executive's average Target Salary Rate for the three years preceding the year in which such termination occurs (or all of the preceding years if less than three);

                (iv) full and immediate vesting of any outstanding restricted stock and of any outstanding stock options or other equity-based awards and, in the case of stock options (or other similar awards) the continued right to exercise the options (or other awards) for at least three months following the date of termination, but in no event beyond the expiration of the stated term of such option (or other award); and

                (v) continuing group health and group life insurance coverage for Executive and, where applicable, Executive's spouse and eligible dependents ("Benefit Continuation Coverage") during the Salary Continuation Period at the same benefit and contribution levels in effect from time to time with respect to active similarly situated executives of Company or FTI. If and to the extent such Benefit Continuation Coverage is not permitted by the applicable plan or by applicable law, Executive will instead be entitled to cash payments sufficient to reimburse Executive and/or Executive's spouse and eligible dependents, on an after tax basis, for the actual cost of comparable individual or other replacement coverage through the end of the Salary Continuation Period. The group health portion of Benefit Continuation Coverage will be in addition to and not in lieu of COBRA continuation coverage.

            (c) Termination Due to Death or Disability. In the event of the termination of Executive's employment due to death or Disability, Executive (or Executive's estate or other beneficiary) will be entitled to receive the following payments and benefits:

                (i) any Accrued Compensation, which amount shall be paid in a lump sum within 30 days of the date of termination in the case of disability or 10 days following the appointment of Executive's personal representative, executor or administrator in the case of death;

                (ii) pro rata Contingent Salary for the year of termination (based upon the Contingent Salary target for the year or, if greater, Executive's actual Contingent Salary payment for the preceding year) determined by multiplying such amount by a fraction, the numerator of which is the number of days from the beginning of the calendar year through the date of termination, and the denominator of which is 365, which amount shall be paid in a lump sum within ten days of the date of termination;

                (iii) full and immediate vesting of any outstanding restricted stock and of any outstanding stock options or other equity-based awards and, in the case of stock options (or other similar awards) the continued right to exercise the options (or other awards) for at least twelve months following the date of termination, but in no event beyond the expiration of the stated term of such option (or other award); and

                (iv) Benefit Continuation Coverage, where applicable, for Executive, Executive's spouse and Executive's eligible dependents for the one year period following the date of termination. If and to the extent such Benefit Continuation Coverage is not permitted by the applicable plan or by applicable law. Executive (or Executive's estate) will instead be entitled to cash payments sufficient to reimburse Executive and/or Executive's spouse and eligible dependents, as the case may be, on an after tax basis, for the actual cost of comparable individual or other replacement coverage through the end of the Salary Continuation Period not to exceed 150% of the premium cost that would have been paid by FTI or the company had Executive not died or become permanently disabled. The group health portion of Benefit Continuation Coverage will be in addition to and not in lieu of COBRA continuation coverage.

          11. Change in Control. In the event of a Change of Control (as defined below) prior to the date on which Executive's employment terminates, any outstanding restricted stock and any outstanding stock options or other equity-based awards shall accelerate and shall immediately become fully vested. For purposes hereof, a "Change of Control" means (a) the occurrence of (i) any consolidation or merger of FTI or the Company in which such entity is not the continuing or surviving entity or pursuant to which FTI's or the Company's capital stock would be converted into cash, securities or other property, other than a consolidation or merger of FTI or the Company in which the holders of the common stock immediately prior to the consolidation or merger own not less than 50% of the total voting power of the surviving entity immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of FTI's or the Company's assets, or (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than FTI or the Company, any trustee or other fiduciary holding securities under any employee benefit plan of FTI or the Company, or any company owned, directly or indirectly, by the shareholders of FTI in substantially the same proportions as their ownership of the FTI common stock, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of FTI's or the Company's common stock; notwithstanding the forgoing, FTI may transfer the shares or assets of the Company as part of an internal reorganization of FTI that would not otherwise constitute a Change of Control.

          12. Non-Competition Covenants. Recognizing that Executive was a partner or managing director of KPMG with primary duties and responsibilities in the KPMG DAS business entity acquired by the Company, and further acknowledging that the Company obtained title to the business and acquired its goodwill from KPMG, and that Executive received consideration in the form of a portion of sale proceeds received by KPMG, and that the Company is continuing to carry on a like business, Executive acknowledges and agrees that during the Restricted Period (defined below), Executive will not, directly or indirectly, be employed by, lend money to, invest in, or engage in a Competing Business (defined below) in any Market Area (defined below). That prohibition includes, but is not limited to, acting, either singly or jointly, or as agent for, or as an employee of or consultant or independent contractor to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) in such Competing Business. Notwithstanding the foregoing, (a) Executive may own up to 5% of the outstanding capital stock of any corporation or other entity that is publicly traded, and (b) following the termination of Executive's employment hereunder, Executive may provide services as an officer, consultant, employee, director, partner or otherwise to an entity engaged in multiple business lines (including a business line that is a Competing Business) provided that the business line(s) for whom Executive provides services is not a Competing Business.

          13. Non-Solicitation Covenants. During the Restricted Period (defined below), Executive will not, directly or indirectly, whether for Executive or for any other individual or entity (other than Company), intentionally:

                    (i) solicit business regarding any case or matter upon which Executive worked on behalf of Company during the term of this Agreement in a manner which could reduce the amount of business performed or engaged by the Company with respect to such case matter; provided however that (i) no such solicitation may be made prior to the end of one half of the applicable Restricted Period having elapsed and (ii) Executive shall no longer be engaged, directly or indirectly, in a Competing Business;

                    (ii) solicit any person or entity who is a client of Company's financial consulting or DAS business in which Executive was engaged to provide any services at the time of or prior to the termination of Executive's employment with Company in a manner which could reduce the amount of business performed or engaged by the Company with respect to such case matter; provided however that (i) no such solicitation may be made prior to the end of one half of the applicable Restricted Period having elapsed and (ii) Executive shall no longer be engaged, directly or indirectly, in a Competing Business; or

                    (iii) solicit, induce or otherwise attempt to influence any person whom Company employs or otherwise engages to perform services (including, but not limited to, any independent consultants, engineers or sales representatives) or any contractor, subcontractor, supplier, or vendor of Company, to leave the employ of or discontinue providing services to Company, provided, however, that this restriction will not apply in the case of any clerical employee of Company.

          14. Confidential Information of Company. Executive's prior association with KPMG and Executive's association with Company under this Agreement has given and will give Executive access to Confidential Information (defined below) not generally known outside of Company that may be of value to Company or that have been given to Company in confidence by third parties. Executive acknowledges and agrees that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive will not at any time, except in performing the duties of Executive's employment under this Agreement (or with the prior written consent of the FTI Board of Directors or Senior Management), directly or indirectly, use, disclose, or publish any Confidential Information that Executive may learn or become aware of, or may have learned or have become aware of because of Executive's association with Company or KPMG, or use any such Confidential Information in a manner that is or may reasonably be likely to be detrimental to the business of Company. For the purposes hereof, the term "Confidential Information" includes, without limitation, information not previously disclosed to the public or to the trade by Company or KPMG with respect to its or their present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information, business plans, lease structure, projections, prospects, or opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, proposals, response to any request for proposal, any other confidential and proprietary information, and any other information not generally known outside Company that may be of value to Company, but excludes any information already properly in the public domain. Confidential Information also includes confidential and proprietary information and trade secrets that third parties entrust to FTI or Company in confidence. Confidential Information shall not include any information that (i) has been properly published in a form generally available to the public prior to the date Executive proposes to disclose or use such information or otherwise is or becomes public knowledge through legal means without fault by Executive, (ii) is already public knowledge prior to the signing of this Agreement, (iii) was disclosed by the Executive in the proper performance of the Executive's duties hereunder, or (iv) must be disclosed pursuant to applicable law, court order or pursuant to the request of a governmental authority. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination. Executive understands and agrees that the rights and obligations set forth in this Section will continue indefinitely and will survive termination of this Agreement and of Executive's employment with Company.

          15. Confidential Information of Others. Executive will not use in working for Company and will not disclose to Company any trade secrets or other information Executive does not have the right to use or disclose and that Company is not free to use without liability of any kind. Executive will promptly inform Company in writing of any patents, copyrights, trademarks, or other proprietary rights known to Executive that Company will violate because of information provided to it by Executive.

          16. Property Rights. Executive confirms that all Confidential Information is and must remain the exclusive property of Company. All business records, business papers, and business documents kept or created by Executive in the course of Executive's employment by Company relating to the business of Company must be and remain the property of Company. Notwithstanding the foregoing, Executive may retain Executive's rolodex, palm pilot or similar device, and solely the personal non-business information stored thereon, to the extent such device does not contain Confidential Information or other property belonging to Company (written or otherwise) not otherwise in the public domain. Executive will not, without Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials following the termination of this Agreement. The rights and obligations set forth in this Section will continue indefinitely and will survive the termination of this Agreement and Executive's employment with Company.

          17. Intellectual Property.

               (a) All records, in whatever media, documents, papers, inventions and notebooks, drawings, designs, technical information, source code, object code, processes, methods or other copyrightable or otherwise protected works Executive conceives, creates, makes, invents or discovers or that otherwise relate to any work Executive performs or performed for Company or that arise from the use or assistance of Company's facilities, materials, personnel or Confidential Information in the course of Executive's employment (whether or not during usual working hours), whether conceived, created, discovered, made or invented individually or jointly with others, will, together with all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such works, be and remain the absolute property of Company. Executive irrevocably and unconditionally waives all rights that may otherwise vest in Executive's authorship (on or after the date of this Agreement) in connection with Executive's authorship of any such copyrightable works in the course of Executive's employment with Company, wherever in the world enforceable. Without limitation, Executive waives the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment. Executive recognizes any such works are "works for hire" of which Company is the author.

               (b) Subject to Section 17(d), Executive will promptly disclose, grant and assign ownership to Company for its sole use and benefit any and all ideas, processes, inventions, discoveries, improvements, technical information, and copyrightable works (whether patentable or not) that Executive develops, acquired, conceives or reduces to practice (whether or not during usual working hours) while employed by Company. Subject to Section 17(d), Executive will promptly disclose and hereby grants and assigns ownership to Company of all patent applications, letters patent, utility and design patents, copyrights and reissues thereof, or any foreign equivalents thereof, that may at any time be filed or granted for or upon any such invention, improvement, or information. In connection therewith:

                    (i) Executive will, without charge but at Company's expense, promptly execute and deliver such applications, assignments, descriptions and other instruments as Company may consider reasonable, necessary or proper to vest title to any such inventions, discoveries, improvements, technical information, patent applications, patents, copyrightable work or reissues thereof in Company and to enable it to obtain and maintain the entire worldwide right and title thereto; and

                    (ii) Executive will provide to Company at its expense all such assistance as Company may reasonably require in the prosecution of applications for such patents, copyrights or reissues thereof, in the prosecution or defense of interferences that may be declared involving any such applications, patents or copyrights and in any litigation in which Company may be involved relating to any such patents, inventions, discoveries, improvements, technical information or copyrightable works or reissues thereof. Company will reimburse Executive for reasonable out-of-pocket expenses incurred and pay Executive reasonable compensation (at a rate not less than the last prevailing fixed compensation rate received by the Executive during Executive's employment hereunder) for Executive's time if Company no longer employs Executive.

               (c) To the extent, if any, that Executive owns rights to works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works, or other forms of intellectual property that are incorporated in the work product Executive creates for Company, Executive agrees that Company will have an unrestricted, nonexclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form, and Executive hereby grants such license to Company.

               (d) Notwithstanding the foregoing, this Section 17 (relating to records, documents, papers, inventions, notebooks, source code, object code, processes, methods, patent applications, letters patent, processes, inventions, discoveries, improvements, technical information, ideas, copyrightable works, copyrights and reissues thereof, and other intellectual property described above, together with any foreign equivalents thereof (each, an "IP Asset") shall not apply to any IP Asset for which no equipment, supplies, facility or trade secret information of Company (including any of its predecessors) was used and that was developed entirely on Executive's own time, unless (a) the IP Asset relates (i) directly to the business of Company, or (ii) Company's actual or anticipated research or development, or (b) the IP Asset results from any work Executive performed as an employee of Company.

          18. Definitions. For purposes of Sections 12 through 17, the following terms shall have the meaning set forth below:

               (a) Restricted Period. For the purposes hereof, the term "Restricted Period" means the period beginning on the date of the Closing and ending on whichever of the following dates is applicable: (1) if Executive's employment is terminated by Executive for Good Reason or by Company without Cause during the term of this Agreement or by reason of Disability, the expiration of the applicable Salary Continuation Period on Schedule I, (2) if Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, the expiration of the Restricted Period set forth in item 6(a) on Schedule I, (3) if upon the expiration of the term of this Agreement, the Company in its sole discretion provides 90 days' notice to the Executive and agrees in writing to continue to pay Executive his Target Salary and benefits during the Restricted Period set forth in item 6(b) on Schedule I in accordance with Company's normal payroll and benefits practices, the Restricted Period set forth in item 6(b) on Schedule I (4) unless clause (1),
(2) or (3) applies, upon the expiration of the term of this Agreement. Notwithstanding the foregoing, the Restricted Period will terminate upon the breach by the Company of this Agreement. The duration of the Restricted Period will be extended by the amount of any and all periods that Executive violates the covenants of any of Sections 12 and 13.

                  (b) Competing Business. For the purposes hereof, the term "Competing Business" means any litigation related line of business actively conducted by Company in which Executive is substantially engaged during the period of Executive's employment with Company and at the time Executive's employment ends.

                  (c) Market Area. For purposes hereof, the term "Market Area" means the area within a 25 mile radius of any location in which Company has an office and in which Company offers or provides financial consulting or DAS consulting services to clients in the ordinary course of its business.

          19. Enforceability. If any of the provisions of Sections 12 through 19 are ever deemed to exceed the time, geographic area, or activity limitations the law permits, the limitations will be reduced to the maximum permissible limitation, and Executive and Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, or activity limitations the law permits; provided, however, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          20. Remedies. Without limiting the remedies available to the parties, each party acknowledges that a breach of any of the covenants in Sections 12 through 18 may result in material irreparable injury to Company for which there is no adequate remedy at law, and that it will not be possible to measure damages for such injuries precisely. The parties agree that, if there is a breach or threatened breach of such covenants, Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in prohibited activities or such other relief as may be required to specifically enforce any of said covenants. Each party agrees that all remedies expressly provided for in this Agreement are cumulative of any and all other remedies now existing at law or in equity. In addition to the remedies provided in this Agreement, the parties will be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained in Sections 12 through 19, as contemplated in and provided for in Section 26. Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude a recovery of monetary damages and compensation. Each party agrees that no party hereto must post a bond or other security to seek an injunction.

          21. Benefit. This Agreement shall be for the benefit of the Executive, the Company, FTI, their respective affiliates, successors and assigns. FTI shall be deemed to be an express intended third party beneficiary of this Agreement.

          22. Assignment. The Company may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interest under it to:

               (a) Any of FTI's other majority controlled affiliates or subsidiaries; or

               (b) Any successor to all or a material part of the business of Company (directly or indirectly) as a result of a Change of Control, provided such transferred business includes all or substantially all of the DAS business and the transferee specifically assumes the Company's and FTI's obligations hereunder.

Upon such permitted assignment or transfer, the assignee or transferee (as applicable) shall be deemed to be substituted for Company for all purposes. Notwithstanding any such assignment or transfer, Company shall remain jointly and severally liable, with such assignee or transferee, for the performance of its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned or transferred by Company. Without Company's prior written consent, Executive may not assign or delegate the obligations of Executive under this Agreement except that Executive's right to receive compensation and benefits hereunder may be transferred or disposed of pursuant to testamentary disposition or intestate succession.

          23. Severability. If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this agreement is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Any prohibition or finding of unenforceability as to any provision of this Agreement in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          24. Amendment; Waiver. Neither Executive nor Company may modify, amend, or waive the terms of this Agreement other than by a written instrument signed by Executive and Company. Any party's waiver of another party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          25. Withholding. The Company will reduce its compensatory payments to Executive hereunder for withholding and FICA and Medicare taxes and any other withholdings and contributions required by law.

          26. Governing Law. This Agreement shall be governed by the internal laws of the State of New York without regard to principles of conflicts of law. Any action, proceeding or controversy arising out of or relating to the breach, interpretation or application of Section s 12, 13, 14, 18, 20 and 21 of this Agreement shall be brought in a court of competent jurisdiction located in the State of New York, and the Company and Executive each herewith submits to the in personam jurisdiction of such court.

          27. Notices. Notices may be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. Executive should send or deliver notices to the office of Secretary of FTI at 909 Commerce Road, Annapolis, Maryland 21401, fax number: (410) 224-2809, with a copy to Company at 909 Commerce Road, Annapolis, Maryland 21401, fax number:
(410) 224-2809. The Company will send or deliver any notice given to Executive at Executive's address as reflected on Company's personnel records. Executive, FTI, and Company may change the address for notice by like notice to the others. Executive, FTI, and Company agree that notice is deemed received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by overnight service, or the date the fax machine confirms receipt.

          28. Superseding Effect. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings between Executive and Company with respect to the subject matter. All such other negotiations, commitments, agreements, and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

          29. Arbitration.

               (a) Any dispute or controversy arising under or in connection with this Agreement or Executive's employment relationship with Company will be settled exclusively by binding arbitration to be held in the metropolitan area in which Executive is employed and conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect.

               (b) After either party submits a request for arbitration, AAA will be requested to appoint a single, neutral arbitrator, within five business days after such request, to preside over the arbitration and resolve the dispute. The parties agree to raise any objections to such appointment within five business days after it is made and to limit those objections to the arbitrator's actual conflict of interest. The arbitrator will be directed to render a decision within 60 days after being appointed to serve as arbitrator, unless the parties otherwise agree in writing or the arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

               (c) The parties will use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel and agents as the arbitrator may request. The parties direct the arbitrator to take into account their stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

               (d) The arbitrator will not have the authority to add to, detract from, or modify any provision of this Agreement nor to award punitive damages. Each of the parties shall bear their respective counsel fees, costs and expenses with respect to any arbitration proceeding under this Section 29; provided, however, that the arbitrator may, in his or her discretion, direct that the non-prevailing party pay all arbitration filing fees, arbitrator fees and fees for obtaining the transcript of any arbitration proceeding. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

               (e) Notwithstanding the foregoing, each party is entitled to seek injunctive or other equitable relief, as contemplated by Section 20 above, from any court of competent jurisdiction, without the need to resort to arbitration.

          30. Indemnification and Liability Insurance. The Company shall indemnify Executive to the fullest extent permitted by applicable law and Company's by-laws with regard to Executive's authorized actions (or inactions) on behalf of the Company, with advancement of legal fees and other expenses on a current basis to the fullest extent permitted by law subject to Executive entering into an agreement with the Company to repay all amounts which may have been advanced to Executive if it is found that Executive was not entitled to indemnification and containing such additional provisions as generally required to be agreed to by other senior executives of FTI with respect to indemnification. The Company shall cover Executive under FTI's or the Company's liability insurance policies both during and, while any potential liability exists, after the term of this Agreement, provided that the amount and extent of such coverage shall be at least as great and extensive as such coverage on FTI's similarly situated executives.

          31. Guaranty by FTI of the Company's obligations. FTI shall guaranty the obligations of the Company hereunder and shall cause the Company to perform its obligations hereunder.

          32. Survival. The provisions of Sections 10,12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 26, 27, 29, 30, 31 and 32 of this Agreement shall survive the termination or expiration of this Agreement.

          IN WITNESS WHEREOF, the undersigned have signed this Agreement on the date first above written.

                                 DAS Business, LLC


                                 By:  FTI Consulting, Inc., its sole member


                                 By
                                      --------------------------------------
                                      Name:
                                      Title:

                                 FTI Consulting, Inc.


                                 By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                 -------------------------------------------
                                 Executive

                             SCHEDULE I - PARTNER A


1. Name and Address of Executive.

2. Title and Principal Office Location of Executive.

         Title:
         Office Location:

3. Target Salary Rate for annualized year 2003 and full year 2004.

         (a) 2003

         (b) 2004

4. Contingent Salary Based on Individual Performance Targets.



5. Salary Continuation Period.


6.       Restricted Period.

         (a) With regard to Section 18(a)(2) --

         (b) With regard to Section 18(a)(3) --

7.       Number of Shares Covered by Restricted Share Agreement

                                                                       Exhibit A


                        RESTRICTED SHARE AWARD AGREEMENT



                  THIS RESTRICTED SHARE AWARD AGREEMENT (this "Agreement"), made as of this ___ day of __________, 2003 (the "Date of Grant"), by and between FTI Consulting, Inc., a Massachusetts corporation ("FTI") and __________________, an individual residing at ____________________________________ (the "Executive").

                                    RECITALS

                  A. Pursuant to a certain Employment Agreement (the "Employment Agreement") dated October ___, 2003 by and between the Executive and [NEWCO LLC] (including, for purposes of this Agreement, any successor or permitted transferee of [NEWCO LLC] ("NEWCO"), FTI, the sole member of NEWCO, is to grant to Executive a certain number of restricted shares of FTI's common stock.

                  B. This Restricted Share Award Agreement is in furtherance of Paragraph 5(c) of the Employment Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Capitalized Terms. Capitalized terms used but not otherwise defined shall have the respective meanings ascribed thereto in the Employment Agreement. All referenced sections and provisions of the Employment Agreement are hereby incorporated in their entirety in this Agreement by this reference thereto.

                  2. Grant of Restricted Shares. In addition to the Fixed Salary and Contingent Salary to be paid by NEWCO to the Executive, FTI hereby grants to the Executive [INSERT NUMBER OF RESTRICTED SHARES GRANTED] restricted shares of FTI's common stock, par value $.01 per share (the "Restricted Shares"), subject to all of the terms, conditions, vesting and forfeiture provisions set forth in this Agreement and in the Employment Agreement.

                  3. Vesting Upon Conclusion of Term of Employment; Accelerated Vesting. The Restricted Shares shall become fully vested upon the conclusion of the Executive's term of employment as provided in Section 2 of the Employment Agreement (provided that the Executive is an employee of NEWCO on that date) subject, however, to the acceleration of the vesting of such Restricted Shares as provided in Sections 10(b)(iv), 10(c)(iii) and 11 of the Employment Agreement.

                  4. Lapse; Forfeiture. In all cases, all right, title, interest or claim to all or any of the Restricted Shares by the Executive, the Executive's personal representative, beneficiaries or heirs shall cease and terminate in the event of (i) the termination of the Executive's employment with

NEWCO by the Executive by reason of the Executive's voluntary resignation as provided for in Section 9(a) of the Employment Agreement, or (ii) the termination of the Executive's employment by NEWCO for Cause as provided in
Section 9(b) of the Employment Agreement, and the Restricted Shares shall thereupon be forfeited, and such Restricted Shares shall, without further act or writing between the parties, be cancelled and returned to the status of authorized but unissued common shares of FTI.

                  5. Custody; Resale of Restricted Shares. The certificate representing the Restricted Shares shall be held by the Secretary of FTI until such time as such Restricted Shares shall have vested as provided in Section 3 of this Agreement and as provided in the Employment Agreement or the Restricted Shares shall have been forfeited as provided in Section 4 of this Agreement and as provided for in the Employment Agreement. Upon the vesting of the Restricted Shares, the Secretary shall deliver the Restricted Shares certificate to the Executive, within five business days of such vesting (as to which an investment legend as set forth in Section 8(a) hereof shall appear, which shall be subject to removal upon the resale of the Restricted Shares by the Executive pursuant to a registration statement filed by FTI with the Securities and Exchange Commission on Form S-8 or other applicable form) and further subject to the payment by the Executive to FTI of all applicable withholding taxes associated with the vesting of the Restricted Shares as set forth in Section 9.1 hereof. Upon any forfeiture of the Restricted Shares, the Secretary of FTI shall be authorized and empowered to return all certificates representing the Restricted Shares to FTI's transfer agent for the purpose of cancellation and in connection therewith shall be empowered to execute such stock powers in the name of Executive as Executive's attorney in fact to effect such cancellation

                  6. Voting, Dividends and Distributions. At all times prior to the vesting of the Restricted Shares or the forfeiture thereof, Executive shall have the right to vote the Restricted Shares on all matters on which FTI's common stock shareholders have the right to vote. All dividends and/or distributions declared or paid upon the Restricted Shares shall be held by the Secretary of FTI in trust for the benefit of Executive and delivered to Executive upon the vesting of the Restricted Shares. In the event of the forfeiture of the Restricted Shares, all dividends and distributions shall be returned by the Secretary to FTI.

                  7. Non-Transferability of Restricted Share Grant. Except as otherwise provided herein or in the Employment Agreement, the Restricted Shares herein granted and the rights and privileges conferred hereby shall not, prior to the vesting thereof, be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process until all restrictions upon such Restricted Shares contained in this Agreement have lapsed. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of such Restricted Shares, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such Restricted Shares shall be void and of no effect and FTI shall have the right to disregard the same on its books and records and impose stop-transfer instructions with respect to such Restricted Shares.

                  8. Certificate Legends.

                  (a) The Restricted Shares shall bear the following legend before and after the vesting of the Restricted Shares:

                      THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES, AND NOT WITH A VIEW TO RESALE OR DISTRIBUTION THEREOF AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

                  (b) In addition to the legend set forth in clause (a) above, the Restricted Shares shall bear the following additional legend:

                      "The vesting, sale, assignment or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain forfeiture provisions and restrictions on transfer as set forth in the Restricted Shares Agreement dated ___________ ___, 2003 by and between FTI Consulting, Inc. and [Name of Employee]; a copy of which is on file with the Secretary of FTI. A copy of the Restricted Shares Agreement and relevant portions of the Employment Agreement may be obtained from the Sole Member of [NEWCO LLC], FTI Consulting, Inc."

                  (c) FTI agrees to promptly take such actions as are necessary to have the legend (i) set forth in Section 8(b) above removed following the vesting of the Restricted Shares and (ii) set forth in Section 8(a) removed following the vesting of the Restricted Shares and following such time as the legend set forth in Section 8(a) is no longer required under applicable law.

                  9. Certain Covenants.

                      9.1 Withholding Taxes Associated with Restricted Shares. Executive shall be responsible for and shall pay to FTI all applicable federal and state withholding and other taxes associated with the vesting of the Restricted Shares. No certificates representing the Restricted Shares may be released by the Secretary of FTI unless and until Executive shall have paid or made provision for the payment of such taxes. At the option of Executive, Executive may pay and satisfy all tax obligations associated with the vesting of the Restricted shares (i) by paying to FTI the full amount of such withholding or other taxes or (ii) by authorizing and directing FTI to pay all withholding and other taxes on behalf of Executive and further authorizing FTI to cancel a number of Restricted Shares otherwise deliverable to Executive equal to the total amount of withholding and other taxes which Executive would otherwise have to pay based on the fair market value of a share of FTI common stock as reported on the Composite Tape of the NYSE (or if the FTI common stock is not then traded on the NYSE such other exchange or quotation system on which such stock may then be traded or quoted) on the day of the vesting of Executive's Restricted Shares. Alternatively, Executive may elect to be taxed on the Date of Grant rather than the vesting date of the Restricted Shares by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the Internal Revenue Service within 30 days from the Date of Grant, in which case, Executive shall be responsible for and shall pay directly all withholding and other taxes associated with the Restricted Shares and shall furnish FTI with reasonable proof that such taxes have been paid. Any Restricted Shares authorized to be cancelled by reason of the foregoing provision shall be returned to the status of authorized but unissued shares and the Secretary of FTI shall be authorized to execute a stock power or such other documents as may be necessary to effectuate such cancellation.

                      9.2. Delivery of Restricted Shares Following Death of the Executive. Any delivery of the Restricted Shares to be made to Executive under this Agreement shall, if the Executive is then deceased, be made to the executor, administrator, or personal representative of the estate of the Executive ("Permitted Transferee"). Any Permitted Transferee shall furnish FTI with (a) written notice of his status as Permitted Transferee, (b) evidence satisfactory to FTI to establish the Permitted Transferee's authority and validity of the transfer and compliance with any laws or regulations pertaining to said transfer, and (c) such additional documents as counsel to FTI may reasonably request.

                      9.3. Restricted Shares Subject to Same Adjustments Applicable to All Other Common Shares. Anything to the contrary notwithstanding in this Agreement, if after the date hereof and at any time prior to the date on which the Restricted Shares covered by this Agreement vest (as provided herein), the outstanding shares of FTI's common stock are changed into a different number, class or series of shares by reason of any reclassification, combination, recapitalization, forward or reverse split, share dividend or rights issued in respect of FTI's common stock, or any similar event shall occur (any such event, a "Capitalization Event"), the number of Restricted Shares subject to the award thereof made to the Executive under this Agreement (to the extent not theretofore forfeited as provided in this Agreement) shall be adjusted correspondingly to provide the Executive the right to receive the same economic effect as contemplated by the initial award of Restricted Shares made to the Executive on the date hereof (and prior to any such Capitalization Event). Upon any Capitalization Event, all references to the number of Restricted Shares in this Agreement shall be deemed to be appropriately adjusted to reflect such Capitalization Event.

                      9.4 Representations and Covenants of FTI. FTI represents to the Executive that it has all corporate power and authority to execute this Agreement, issue the Restricted Shares and perform its obligations with respect to the Restricted Shares set forth in this Agreement and the Employment Agreement. This Agreement has been duly authorized, executed and delivered by FTI and no additional corporate approvals are required by FTI's Board of Directors or shareholders in order for FTI to issue the Restricted Shares and perform its obligations with respect to the Restricted Shares set forth in this Agreement and the Employment Agreement. FTI has previously filed an Additional Listing Application with the NYSE with respect to the issuance of the Restricted Shares and FTI has received the approval of the NYSE with respect to such Additional Listing Application. Furthermore, FTI has filed or shall file within

90 days from the date of Closing a registration statement covering the issuance of the Restricted Shares with the Securities and Exchange Commission on Form S-8 or other applicable form in order to permit the Executive to publicly sell the Restricted Shares following the vesting thereof without any restrictions under applicable securities laws. Other than the filing of such NYSE Additional Listing Application and Form S-8, no other filing, consent or approval is required on the part of FTI in order to issue the Restricted Shares and perform its obligations with respect to the Restricted Shares set forth in this Agreement and the Employment Agreement.

                  10. Miscellaneous.

                      10.1 Enforcement of Rights. No delay or omission by FTI or the Executive in exercising any of the rights set forth under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by FTI or the Executive on any one occasion is effective only in that instance and will not be construed as a bar, to or waiver of, any right on any other occasion.

                      10.2. Injunctive Relief. The restrictions set forth in this Agreement are necessary for the protection of the business and goodwill of FTI and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach by the Executive of any term set forth under this Agreement is likely to cause FTI substantial and irrevocable damage and, therefore, any such breach shall entitle FTI, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach or alleged breach or alleged threatened breach. The parties hereto understand and intend that each restriction set forth herein shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction, will not effect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. The Executive hereby acknowledges that he is fully cognizant of the restrictions imposed upon him pursuant to the terms of this Agreement.

                      10.3. Rule of Construction. The headings and subheadings set forth in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the terms set forth herein.

                      10.4. Notices. All notices required or permitted to be delivered hereunder shall be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. If to FTI, all notices shall be sent or delivered to the office of Secretary of FTI at 909 Commerce Road, Annapolis, Maryland 21401, fax number: (410) 224-2809. If to Executive, all notices shall be sent or delivered to Executive at the Executive's address as reflected in FTI's and/or NEWCO's personnel records. The Executive or FTI may change the address for notice by like notice to the other. All notices shall be deemed received by the party to whom it is sent on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by overnight service, or the date the fax machine confirms receipt.

                      10.5. Benefits of Agreement. This Agreement shall be for the benefit of the Executive, FTI and their respective affiliates, successors and permitted assigns.

                      10.6. Severability. If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this agreement is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Any prohibition or finding of unenforceability as to any provision of this Agreement in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                      10.7. Governing Law. This Agreement shall be governed by the internal laws of the State of New York without regard to principles of conflicts of law. Any action, proceeding or controversy arising out of or relating to the breach, interpretation or application of this Agreement shall be brought in a court of competent jurisdiction located in the State of New York, and FTI and Employee each herewith submits to the in personam jurisdiction of such court.

                      10.8. Gender and Number. Unless the context clearly requires to the contrary, the masculine shall be deemed to refer to the feminine and neutral, the singular shall be deemed to refer to the plural, and vice versa.

                      10.9. Binding Agreement. This Agreement shall be binding upon and issue to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

                      10.10. Conflict of Terms. If any provision of this Agreement is in conflict with, or inconsistent with, any provision in the Employment Agreement as it relates to the Restricted Shares, the provision contained in this Agreement shall govern and control.

                      10.11. Amendment and Waiver. Neither Employee nor FTI may modify, amend, or waive the terms of this Agreement other than by a written instrument signed by Employee and FTI.



                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, the day and year first above written.




                              FTI CONSULTING, INC.


                              By:
                                 ----------------------------------------------
                                    Name:
                                    Title:



                              EXECUTIVE


                              --------------------------------------------------
                              [Employee Name]